THE SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF ANY INTEREST IN THE
  LOANS MADE UNDER THIS AGREEMENT OR OF ANY PARTICIPATION IN THE LOANS MADE UNDER THIS AGREEMENT IS CONDITIONAL AND SHALL BE INEFFECTIVE IF THE NEW JERSEY CASINO CONTROL COMMISSION DISAPPROVES.

       AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (the "Agreement") dated as of February 27, 1996, among Bally's Park Place, Inc., a New Jersey corporation (the "Borrower"); Bally's Park Place, Inc., a Delaware corporation ("Park Place-Delaware"); Bally's Park Place Realty Co., a New Jersey corporation ("Realty"; Park Place-Delaware and Realty, each a "Guarantor" and collectively the "Guarantors"); First Union National Bank ("First Union"); Midlantic Bank, National Association ("Midlantic"); LaSalle National Bank ("LaSalle") and First Union, as agent (the "Agent").

                           RECITALS

       A. The Borrower, the Guarantors, First Union (then known as First Fidelity Bank, N.A.) and Midlantic (then known as Midlantic National Bank) entered into a Credit and Guaranty Agreement dated March 8, 1994 pursuant to which First Union and Midlantic agreed to lend and otherwise extend credit to the Borrower in an aggregate amount up to $50,000,000 until December 31, 1996.

       B. The Borrower and the Guarantors have requested that First Union and Midlantic agree to amend and restate the foregoing agreement to extend the maturity date of the existing $50,000,000 revolving credit facility and to provide a $15,000,000 additional credit facility.

       C. The Borrower and the Guarantor have further requested that LaSalle be added as a lender under such amended and restated agreement.

       D. First Union, Midlantic and LaSalle are willing to extend the maturity date of the existing revolving credit facility and to provide the additional credit requested by the Borrower and the Guarantors on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the agreement of the parties contained herein, the parties hereto agree as follows:

                          ARTICLE I

               DEFINITIONS AND ACCOUNTING TERMS


       SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Additional Mortgage" means the mortgage, security agreement and assignment of rents being executed simultaneously with this Agreement by the Borrower, securing the obligations of the Borrower under this Agreement and under the Notes, and creating a first priority lien on the New Casino Facility.

       "Additional Assignment of Leases" means the assignment of leases and rents being executed simultaneously with this Agreement by the Borrower and securing the obligations of the Borrower under this Agreement and under the Notes.

       "Adjusted Prime Rate" means an interest rate equal to the Prime Rate plus the Applicable Prime Rate Margin.

       "Adjusted LIBO Rate" means an interest rate equal to the LIBO Rate plus the Applicable LIBO Rate Margin.

       "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by, or is under common control with such Person. For the purposes of the preceding sentence, "controls" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, ten percent (10%) or more (on a fully diluted basis) of the outstanding shares of any class of capital stock of such Person (or in the case of any Person that is not a corporation, ten percent (10%) or more (on a fully diluted basis) of any class of equity interest).

       "Agent" means First Union National Bank in its capacity as agent for the Banks hereunder and any successor agent appointed hereunder.

       "Agreement" means this amended and restated credit and guaranty agreement, as amended, supplemented or modified from time to time in accordance with its terms.

       "Amortization" means, for any Person during any period, all amounts which would, in accordance with GAAP, be included under amortization on a statement of cash flow for such Person during such period.

       "Applicable Prime Rate Margin" means (a) at any time the aggregate principal amount of the Loans outstanding under the Commitments are $20,000,000 or less, zero percent, (b) at any time that the aggregate principal amount of the Loans outstanding under the Commitments are greater than $20,000,000 but less than $40,000,000, .5 percent, and (c) at any time that the aggregate principal amount of the Loans outstanding under the Commitments are $40,000,000 or more, 1.0 percent.

       "Applicable LIBO Rate Margin" means (a) at any time the aggregate principal amount of the Loans outstanding under the Commitments are $20,000,000 or less, 2.0 percent, (b) at any time the aggregate principal amount of the Loans outstanding under the Commitments are greater than $20,000,000 but less than $40,000,000, 2.25 percent, and (c) at any time the aggregate principal amount of the Loans outstanding under the Commitments are $40,000,000 or more, 2.75 percent.

       "Assignment of Leases" means the Assignment of Leases and Rents executed and delivered by the Borrower and Realty on March 8, 1994 as modified by a Modification of Mortgage and Assignment of Leases being executed simultaneously with this Agreement, which assignment, as so modified, is collateral security for the obligations of the Borrower under this Agreement.

       "Bally Entertainment" means Bally Entertainment Corporation, a Delaware corporation.

       "Banks" means on the Closing Date, First Union, Midlantic and LaSalle, and thereafter means First Union, Midlantic, LaSalle and their successors or permitted assignees.

       "Board of Directors" of any Person means the Board of Directors of such Person or any authorized committee of the Board of Directors.

       "Burdensome Restriction" means as to any Person, any provision in any Contractual Obligation that has a Material Adverse Effect.

       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of New Jersey.

       "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any Person, any and all equivalent's ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date hereof and any and all warrants or options to purchase any of the foregoing.

       "Casino Control Commission" means the New Jersey Casino Control Commission or any successor agency appointed pursuant to the Casino Control Act.

       "Casino Hotel" means the casino hotel presently known as Bally's Park Place Casino Hotel and any additions thereto or improvements thereof.

       "CEO" means the chief executive officer of any Person.

       "CFO" means the chief financial officer of any Person.

       "Closing Date" means February 27, 1996.

       "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder, all as amended from time to time.

       "Collateral" means the real and personal property described in the Mortgage, the Additional Mortgage, the Assignment of Leases and the Additional Assignment of Leases as security for the obligations of the Borrower and Guarantors hereunder.

       "Compliance Certificate" means a certficate in the form of Exhibit 4.04(e) properly completed and signed by the CFO of Park Place-Delaware.

       "Commitment" means, with respect to any Bank, such Bank's undertaking to make Loans and issue Letters of Credit or purchase Letter of Credit Risk Participations, as the case may be, hereunder subject to the terms and conditions hereof, in an aggregate outstanding principal amount as of the Closing Date not to exceed the amount set forth next to the name of such Bank in the table below:

                 Tranche A           Tranche B
                 Commitment          Commitment     Percentage

  First Union    $23,076,923.08      $ 6,923,076.92   46.15%

  Midlantic      $19,230,769.23      $ 5,769,230.77   38.46%

  LaSalle        $ 7,692,307.69      $ 2,307,692.31   15.39%

  Total          $50,000,000.00      $15,000,000.00   100.00%

  Upon the assignment of any Bank's obligations under the terms of this Agreement the amount of such Bank's undertaking and their respective percentages shall be adjusted accordingly.

       "Commitment Fees" has the meaning given to such term in Section 2.04 hereof.

       "Commitment Percentage" means, with respect to any Bank, the percentage of which such Bank's Commitment then constitutes of the aggregate Commitments (or at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

       "Confidential Information" has the meaning given to such term in
  Section 9.14 hereof.

       "Consolidated" refers to the consolidation of the accounts of Park Place-Delaware and its Subsidiaries in accordance with GAAP, including principles of consolidation.

       "Consolidating" refers to the separation of the accounts of Park Place-Delaware and its Subsidiaries in accordance with GAAP.

       "Contingent Liabilities" means as to any Person, all obligations under standby letters of credit issued for the account of such Person and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor (except for obligations to purchase property which are undertaken solely for the purpose of acquiring such property and not for the purpose of indirectly guaranteeing the primary obligation), (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the Net Worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

       "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person or any of its property is bound.

       "CRDA" means the Casino Reinvestment Development Authority.

       "Depreciation" means for any Person all amounts which would, in accordance with GAAP, be included under depreciation on a statement of income or cash flows for any applicable determination period.

       "Disqualified Preferred Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than in connection with the maintenance of Gaming Licenses), or redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

       "EBITDA" means with respect to any Person for any period, the sum of
  (a) Net Income, plus (b) any extraordinary loss reflected in such Net Income amount, minus (c) any extraordinary gain reflected in such Net Income amount, plus (d) Interest Expense for such period, plus (e) the aggregate amount of Taxes on or measured by income of such Person for such period (whether or not paid during that period), plus (f) Depreciation, Amortization and all other non-cash expenses for such period, in each such case determined in accordance with GAAP and, in the case of items (d) and
  (e) only to the extent deducted in the determination of Net Income for such period.

       "Effective Date" means the date the Borrower designates as the date on which a LIBO Interest Period is to commence.

       "Environmental Concern Materials" means (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollution, contaminate, or any related material, raw material, substance, product or by-product of any substance, specified in or regulated or otherwise affected by any Environmental Law (including, but not limited to, any "hazardous substance" as defined in any Environmental
  Law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, specified in or regulated or otherwise affected by any Environmental Law and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea-formaldehyde, specified in or regulated or otherwise affected by any Environmental Law.

       "Environmental Laws" means all applicable laws, regulations and other requirements of Governmental Authorities having jurisdiction over the Borrower or any of the Guarantors relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic material or wastes.

       "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder, all as amended from time to time.

       "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or a Guarantor would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

       "Event of Default" or "Events of Defaults" has the meaning given such term in Section 6.01 of this Agreement.

       "Financing Lease" means any lease of property, real or personal, if the then-present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

       "Fiscal Quarter" means the following three month periods of each Fiscal
  Year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

       "Fiscal Year" means that period commencing on January 1 and ending on December 31 of each year or such other period as the Borrower or Park Place-Delaware may designate and the Banks may approve.

       "Fronting Fee" has the meaning given to such term in Section 2.04 hereof.

       "Funded Debt" means as of any date for any Person the sum of (a) the aggregate amount of Indebtedness for Borrowed Money by such Person on that date, plus (b) the aggregate amount of all capital lease obligations of such Person on that date.

       "Funded Debt Ratio" means, as of the last day of any Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Funded Debt as of that date, to (b) EBITDA for the fiscal period consisting of the Fiscal Quarter then ending and the three immediately preceding Fiscal Quarters.

       "Funding" means Bally's Park Place Funding, Inc., a New Jersey corporation.

       "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, as developed, modified and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

       "Gaming License" means any license, franchise or other authorization required to be obtained from any Governmental Authority to conduct casino gaming at the Casino Hotel.

       "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Guaranteed Obligations" has the meaning given to such term in Section 7.01.

       "Indebtedness" means with respect to any Person any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property purchased, except any such balance that shall constitute a trade payable or an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a Consolidated basis in accordance with GAAP. "Indebtedness" shall also include, to the extent not otherwise included, (i) any Financing Lease obligations, (ii) obligations for borrowed money secured by a Lien to which any property or asset owned by such Person is subject, whether or not such obligations secured thereby shall have been assumed, and
  (iii) guaranties of items which would be included within this definition (exclusive of whether such items would appear upon such balance sheet).

       "Indebtedness for Borrowed Money" of any Person means Indebtedness of such Person excluding Contingent Liabilities of such Person but including any obligations of such Person with respect to standby letters of credit.

       "Indemnification Fee" means an amount equal to the Indemnification Rate times the amount of principal being prepaid times the remaining number of days in the LIBO Interest Period divided by 360.

       "Indemnification Rate" means the difference between the Adjusted LIBO Rate and the U.S. Treasury Yield as determined by the Agent as of the date of the prepayment for U.S. Treasury obligations having a maturity date of on or about the termination of the LIBO Interest Period.

       "Indemnified Party" and "Indemnified Parties" means the Banks and the directors, officers, trustees, employees, agents, attorneys and controlling shareholders of the Banks.

       "Indenture" means the indenture dated as of March 8, 1994, by and among Funding as obligor, Park Place-Delaware as guarantor, Realty, the Borrower, and the Trustee, pursuant to which was issued certain notes in the principal amount of $425,000,000 due in the year 2004.

       "Independent Certified Public Accountant" means Ernst & Young, LLP or any other independent certified public accountants selected by the Borrower or Park Place-Delaware which accounting firm is reasonably satisfactory to the Banks.

       "Intellectual Property" of any Person means all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of such Person's business.

       "Intercreditor Agreement" means an intercreditor agreement among the Banks, the Borrower, the Guarantors and the Trustee substantially in the form attached to the Indenture as Schedule D.

       "Interest Coverage Ratio" of any Person for any period, means the ratio of (a) the sum of Net Income plus (i) any extraordinary loss reflected in such Net Income amount, minus (ii) any extraordinary gain reflected in such Net Income amount, plus (iii) Taxes, plus (iv) Interest Expense, plus (v) Depreciation, and plus (vi) Amortization of such Person for such period to
  (b) Interest Expense of such Person for such period.

       "Interest Expense" of any Person for any period means any amount which, in conformity with GAAP, is included as interest expense on an income statement of such Person excluding (a) amortization of debt issuance costs, and (b) amortization of original issue discount or premium.

       "Interest Period" means a LIBO Interest Period and any period during which the Interest Rate is the Adjusted Prime Rate.

       "Investment" by any Person means, directly or indirectly, (a) any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others for which such Person has not been reimbursed) or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by, any other Person, and (b) the purchase of all or substantially all of the assets of any Person.

       "Issuing Bank" means First Union or its successors or permitted assigns.

       "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement under Section 2.01 as may be supplemented, modified, renewed or extended.

       "Letter of Credit Fees" has the meaning given to such term in Section
  2.04 hereof.

       "Letter of Credit Obligations" means at any time the aggregate amount available to beneficiaries for payment under the Letters of Credit together with any unreimbursed drawings under any Letters of Credit.

       "Letter of Credit Risk Participation" has the meaning given such term in Section 2.09 hereof.

       "LIBO Rate" means, for a selected LIBO Interest Period, the rate is equal to:

                               X
                             1-Y

  where "X" is the interest rate (expressed as a decimal) for deposits in U.S. Dollars approximately equal in principal amount of the Loan for which such LIBO Interest Period was selected (but not less than $500,000), and for a period equal in length of such LIBO Interest Period, which rate appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date that is two Business Days prior to the first Business Day of such LIBO Interest Period (If such rate does not appear on the Telerate Page 3750, the rate utilized shall be the rate which appears, or if more than one such rate appears, the average of the rates which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to such date) and "Y" is the percentage amount (expressed as a decimal) of reserves that applicable U.S. laws would require the Agent to maintain with respect to liabilities incurred on the London Interbank Market including, without limitation, reserves required under Regulation D of the Board of Governors of the Federal Reserve System for euro-currency liabilities (as defined in such regulation and deemed, for purposes of this Agreement, to include the Agent's liabilities incurred on the London Interbank Market) without benefit of or credit for pro-ration, exception, or offsets otherwise available from time to time under such regulation.

       "LIBO Rate Loan" means a Loan to which the Adjusted LIBO Rate applies.

       "LIBO Interest Period" means a period of time, beginning on an Effective Date, and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing (subject to availability) as determined by the Agent, during which the Interest Rate is the Adjusted LIBO Rate, provided, that the foregoing is subject to the following: (i) if any LIBO Interest Period would otherwise end on a day which is not a Business Day, such LIBO Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBO Interest Period into another calendar month in which event such LIBO Interest Period shall end on the immediately preceding Business Day; (ii) no LIBO Interest Period shall extend beyond the Maturity Date; and (iii) any LIBO Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBO Interest Period) shall end on the last Business Day of a calendar month.

       "Lien" means, with respect to the property of any Person, any mortgage, pledge, hypothecation, assignment, deposit arrangement (excluding demand deposit accounts maintained for operational purposes in the ordinary course of business) encumbrance, lien (statutory or other), or any preference, priority, charge or other security interest or preferential arrangement of any kind or nature whatsoever that encumbers such property (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

       "Loan Documents" refers to this Agreement, the Mortgage, the Additional Mortgage, the Assignment of Leases, the Additional Assignment of Leases and the Notes and any amendments, supplements or modifications of any of the foregoing.

       "Loans" means the Tranche A Loans and the Tranche B Loans.

       "Long-Term Lease" means any lease of real or personal property by any Person as lessee which expires more than five years from the date upon which such lease becomes effective.

       "Margin Stock" has the same meaning that Regulation U of the Board of Governors of the Federal Reserve System gives to that term.

       "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, property or operations of the Borrower, individually, or the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower, individually, or the Borrower and the Guarantors taken as a whole, to perform their obligations under this Agreement or any of the other Loan Documents, (iii) the validity or enforceability of this Agreement, the notes or the other Loan Documents, or (iv) the value of the Collateral or the ability of the Agent to exercise its rights under the Loan Documents with respect to the Collateral for the benefit of the Banks.

       "Maturity Date" means December 31, 1998, or such other later date as the Banks, in their sole discretion, may agree with the Borrower in writing.

       "Mortgage" means the mortgage, security agreement and assignment of rents executed by the Borrower and Realty on March 8, 1994 as modified by a Modification of Mortgage and Assignment of Leases being executed simultaneously with this Agreement, which mortgage, as so modified, secures the obligations of the Borrower under this Agreement and under the Notes.

       "Mortgage Notes" means the notes issued pursuant to the Indenture.

       "Net Income" for any Person during any period, means the net income (or deficit) of such Person for such period, determined in accordance with GAAP.

       "Net Worth" means with respect to any Person, as of any date, the Stockholders' Equity of such Person after deducting each of the following:
  (i) such portion of the assets which is attributable to interests held by Persons other than such Person and its subsidiaries (to the extent not already deducted from Stockholders' Equity), and (ii) treasury stock (to the extent not already deducted from Stockholders' Equity).

       "New Casino Facility" means the new casino facility to be constructed on property subject to the Additional Mortgage substantially in the form of the drawings supplied to the Banks on the Closing Date.

       "Notes" means the Tranche A Notes and the Tranche B Notes.

       "Participant Bank" means any bank to which a Bank has sold a participation in the Loans under Section 9.08.

       "Permitted Indebtedness" means (a) borrowings arising or funded under the Indenture and related obligations, (b) the Loans, (c) indebtedness outstanding on September 30, 1995, (d) guaranties of amounts permitted pursuant to Section 5.05, (e) obligations arising under the Tax Sharing Agreement, (f) additional Indebtedness in an aggregate amount of not more than $2,500,000, (g) Indebtedness of Subsidiaries to the Borrower which arise out of a Permitted Investment by the Borrower in the form of a loan by the Borrower to such Subsidiary; (h) obligations to Affiliates of Park Place-Delaware incurred in connection with services rendered in a manner consistent with past practices in an aggregate amount of not more than $5,000,000; (i) Indebtedness due to GNOC, Inc. or to Bally Entertaintment
  (1) which is unsecured, (2) for which interest and fees payable in connection with such Indebtedness do not exceed the interest and fees payable under this Agreement, and (3) which is in an aggregate amount of the lesser of (A) $10,000,000, or (B) an amount which, when added to the aggregate amount of the Tranche A Loans and the Letters of Credit outstanding under the Agreement, does not exceed $50,000,000; and (j) other Indebtedness as agreed to in writing by the Banks.

       "Permitted Investments" means (a) investments by Subsidiaries of the Borrower or the Guarantors in the Borrower or Park Place-Delaware; (b) commercial paper rated, on the date of acquisition, P-1 by Moody's or A-1 by Standard & Poor's with maturities not to exceed 180 days after the date of acquisition; (c) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $300,000,000) with maturities not to exceed 180 days after the date of acquisition; (d) obligations of, or guaranteed by, the United States government or any agency thereof with maturities not to exceed 180 days after the date of acquisition; (e) money market funds organized under the laws of the United States or any state thereof that invest substantially all their assets in any of the types of investments described in subclause (b), (c) or (d) of this definition; (f) any temporary investment deemed to be cash equivalents under GAAP which is made by the Borrower with either of the Banks; (g) negotiable instruments held for collection in the ordinary course of business; (h) outstanding travel, moving and other like advances to officers, employees and consultants; (i) lease, utility and other similar deposits; (j) stock, obligations or securities received in settlement of debts as a result of foreclosure, perfection or enforcement of any Lien, in each of the foregoing cases in the ordinary course of business; (k) sales of goods or services on credit terms consistent with past practices or as otherwise consistent with credit terms in common use in the casino industry;
  (l) loans to any employee in an amount not to exceed $250,000 for any individual and $1,000,000 for all employees in the aggregate; (m) deposits with, or bonds issued by the CRDA as may be required to comply with the Borrower's obligations under the New Jersey Casino Control Act; (n) extensions of credit to customers of the Borrower pursuant to the Borrower's existing credit policies and consistent with past historical practices; and
  (o) investments in Subsidiaries and Affiliates of the Borrower which, when combined with the aggregate amount of guaranties of the obligations of Subsidiaries and Affiliates permitted under Section 5.05 (but excluding from the calculation of such aggregate amount any items listed on Schedule 3.06), do not in the aggregate exceed $25,000,000.

       "Permitted Liens" means (a) Liens securing the obligations funded by or arising under the Indenture, (b) Liens securing the Loans, (c) Liens for Taxes not yet due and payable or being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves as required by GAAP consistently applied have been established and maintained, (d) deposits, Liens or pledges to secure payments of workers' compensation, unemployment or other insurance, (e) Liens arising from judgments in an aggregate amount (i) equal to or less than $500,000 entered against the Borrower, any Subsidiary or the Guarantors, or (ii) greater than $500,000 entered against the Borrower, any Subsidiary or the Guarantors so long as such judgments are paid, discharged or bonded for appeal within thirty (30) days after the entry thereof, (f) Liens arising by operation of law, such as those in favor of carriers, warehousemen and landlords incurred in the ordinary course of business for sums not yet due and payable, (g) Liens securing Permitted Indebtedness, (h) easements, rights of way, zoning and similar covenants and restrictions and other similar encumbrances or defects or irregularities in title which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business, (i) liens which may be contested pursuant to
  Article 10 of the Mortgage, (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or the Guarantors, and (k) Liens listed on Schedule A.

       "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Plan" means an employee pension benefit plan within the meaning of
  Section 3(2) of ERISA (other than a multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, the Guarantors or any ERISA Affiliate is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, the Guarantors or any ERISA Affiliate.

       "Potential Default" means an event, condition or situation which with the giving of notice, the passage of time, or any combination of the foregoing, would constitute an Event of Default.

       "Prime Rate" means the rate of interest announced by First Union from time to time as its reference rate in making loans, which is not necessarily the rate of interest that it charges any particular class of customers.

       "Prime Rate Loan" means a Loan to which the Adjusted Prime Rate applies.

       "Prohibited Transaction" has the meaning given to such term in Section 406 of ERISA or Section 4975 of the Code.

       "Reportable Event" has the meaning assigned to such term in section 4043(b) of ERISA or regulations issued thereunder, excluding events as to which the thirty (30) day notice period is waived pursuant to the regulations issued thereunder.

       "Required Banks" means Banks holding at least 66-2/3% of the Commitments; and if no Commitments remain outstanding it means Banks holding at least 66-2/3% of the Loans.

       "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule, regulation, interpretation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "Responsible Officer" means a CFO, CEO, President, Treasurer or General Counsel of the Borrower or a Guarantor, as the context requires.

       "Restricted Payments" means (a) the declaration or payment by Park Place-Delaware of any dividend on, or any distribution to holders of, any shares of its Capital Stock, unless such dividend or distribution is solely in the form of Capital Stock of Park Place-Delaware or warrants or other rights to acquire such stock, (b) the purchase, redemption, acquisition or retirement by Park Place-Delaware for value of any of its Capital Stock or any options, warrants or other rights to acquire such Capital Stock, or (c) any prepayment of amounts due under the Indenture prior to the Maturity Date.

       "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offering rates of major banks).

        "Stockholders' Equity" as of any date means, with respect to any Person, the amount of stockholders' equity (including all Capital Stock other than Disqualified Preferred Stock) that would appear on the balance sheet of such Person as of such date as determined in accordance with GAAP.

       "Subsidiary" means any corporation or other entity, more than fifty percent (50%) of the voting Capital Stock or other voting ownership interests of which is owned, directly or indirectly, by Guarantor or Borrower (as the context requires).

       "Taxes" means any amounts paid by a Person to any Governmental Authority and which would be classified as taxes, assessments, other governmental charges or levies in accordance with GAAP.

       "Tax Sharing Agreement" means the tax sharing agreement between the Borrower, the Guarantors and Bally Entertainment dated June 17, 1993.

       "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying 8 London interbank offering rates of major banks).

       "Tranche A Commitment" means the commitment of each of the Banks to make Tranche A Loans and issue Letters of Credit in the amount listed in the definition of Commitment above, as may be adjusted from time to time pursuant to the terms of this Agreement.

       "Tranche A Loan" has the meaning given to such term in Section 2.01 hereof.

       "Tranche A Notes" has the meaning given to such term in Section 2.03 hereof.

       "Tranche B Commitment" means the commitment of each of the Banks to make Tranche B Loans in the amount listed in the definition of Commitment above, as may be adjusted from time to time pursuant to the terms of this Agreement.

       "Tranche B Loans" has the meaning given to such term in Section 2.01 hereof.

       "Tranche B Notes" has the meaning given to such term in Section 2.03 hereof.

      "Trustee" means the trustee under the Indenture.
       "Unqualified Opinion" means the opinion of Independent Certified Public Accountants opining that the financial statements of any Person were prepared in accordance with GAAP, consistently applied by such Person, without qualification as to (i) the scope of the audit undertaken with respect to such opinion, (ii) such Person's status as a going concern, or
  (iii) any other matter which the Banks reasonably deem to impact on facts or conditions that could have a Material Adverse Effect.

       "Upfront Fee" has the meaning given to such term in Section 2.04 hereof.

       SECTION 1.02   Other Definitional Provisions.

       (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the meanings defined herein when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

       (b) As used herein and in the Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, shall have the respective meanings given to them under GAAP. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board , the Accounting Principles Board, or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants and the definitions relating to such financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrower or Park Place-Delaware and its Subsidiaries shall be the same after such changes as if such changes had not been made.

       (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless
    otherwise specified.
                          ARTICLE II

                         THE CREDITS

       SECTION 2.01.  The Credits; Letters of Credit.

       (a) The Tranche A Loans. Subject to the terms and conditions hereof, each Bank severally agrees to extend credit in the form of revolving credit loans (each a "Tranche A Loan" and collectively the "Tranche A Loans") to the Borrower from time to time from the date hereof until one Business Day prior to the Maturity Date, during which period the Borrower may borrow, repay, and reborrow in accordance with the provisions hereof. The aggregate unpaid principal amount of each Bank's Tranche A Loans when added to such Bank's Commitment Percentage of the then outstanding Letter of Credit Obligations shall not exceed such Bank's Tranche A Commitment. Each disbursement of the Tranche A Loans shall be from all of the Banks ratably according to their respective Commitments. Each Tranche A Loan shall be in an aggregate amount of not less than $1,000,000 or multiples of $1,000,000 in excess thereof. Within the limits of the amounts set forth above, the Borrower may borrow, repay and reborrow Tranche A Loans under this Section.

       (b) The Letters of Credit. Subject to the terms and conditions hereof, the Issuing Bank shall issue Letters of Credit for the account of the Borrower until the Maturity Date in such form and for the benefit of such parties as the Issuing Bank may, in its reasonable discretion, approve. No Letter of Credit shall have an expiration date later than a date one year after the Maturity Date nor contain a term providing for an automatic extension of the expiration, provided that Letters of Credit (i) issued to insurance companies providing worker's compensation insurance in connection with such insurance, and (ii) in an aggregate amount not to exceed $50,000, may contain a term providing for such an automatic extension. The aggregate unpaid principal amount of all of the Tranche A Loans and the Letter of Credit Obligations at any one time outstanding shall not exceed the aggregate amount of the Tranche A Commitments hereunder. The Letter of Credit Obligations shall not exceed in the aggregate at any one time the amount of $5,000,000. Upon the issuance of any Letter of Credit by the Issuing Bank each of the Banks shall be deemed to have purchased, pursuant to the terms of this Agreement, from the Issuing Bank a Letter of Credit Risk Participation in an amount equal to the Letter of Credit multiplied by that Bank's Commitment Percentage. The Issuing Bank shall not be obligated to issue any Letter of Credit hereunder if the issuance of such letter would conflict with, or cause the Issuing Bank or any Bank to exceed any limits imposed by, any applicable Requirement of Law.

       (c) The Tranche B Loans. Subject to the terms and conditions hereof, each Bank severally agrees to extend credit in the form of revolving credit loans (each a "Tranche B Loan" and collectively the "Tranche B Loans") to the Borrower from time to time from the date hereof until one Business Day prior to the Maturity Date, during which period the Borrower may borrow, repay, and reborrow in accordance with the provisions hereof. The aggregate unpaid principal amount of each Bank's Tranche B Loans shall not exceed such Bank's Tranche B Commitment. Each disbursement of Tranche
  B Loans shall be from all of the Banks ratably according to their respective Commitments. Each Tranche B Loan shall be in an aggregate amount of not less than $1,000,000 or multiples of $1,000,000 in excess thereof. Within the limits of the amounts set forth above, the Borrower may borrow, repay and reborrow Tranche B Loans under this Section.

       SECTION 2.02 Notices of Borrowing; Requests for Letter of Letters of Credit.

       (a) Borrowings. Borrower shall notify the Agent by telephone by 11:00 A.M. at least one Business Day before the proposed borrowing date (confirmed by a written notice in the form of Exhibit 2.02(a), telecopied or otherwise delivered to the Agent within twenty-four hours of the telephonic notice) for each Prime Rate Loan, specifying the date and amount of the proposed Prime Rate Loan, and the Agent in turn shall notify each other Bank of the proposed Prime Rate Loan by 3:00 p.m. of the same day. Borrower shall notify the Agent by telephone by 11:00 A.M. at least three Business Days before the proposed borrowing date (confirmed by a written notice in the form of Exhibit 2.02(a) telecopied or otherwise delivered to the Agent within twenty-four hours of the telephonic notice) for each LIBO Rate Loan, specifying the date and amount of the proposed LIBO Rate Loan and the length of the proposed LIBO Interest Period, and the Agent shall in turn notify each other Bank by 11:00 A.M. on the second Business Day preceding the proposed borrowing date. On the specified borrowing date each Bank shall make available to the Agent by no later than 12:00 noon (Newark, New Jersey time), at its offices located at 550 Broad Street, Newark, New Jersey, in funds immediately available to the Agent, such Bank's ratable share of such Loan. Upon receipt of such funds by the Agent and upon fulfillment of the applicable conditions set forth in Section 2.14, the Agent will immediately make such funds available to Borrower.

       (b) Issuance of Letters of Credit. Borrower shall provide to Issuing Bank at least seven (7) Business Days (or such shorter time as Issuing Bank may agree in a particular instance) prior to the proposed date of the issuance, a request for issuance of a Letter of Credit. Each request for issuance of a Letter of Credit shall be by telecopy, confirmed immediately in writing, in substantially the form of supplied by the Issuing Bank which shall specify: (i) the proposed date of issuance (which shall be a Business
  Day); (ii) the face amount of the Letter of Credit; (iii) the date of expiration of the Letter of Credit which date shall not be more than one year after the issuance of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and
  (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder.

       SECTION 2.03. The Notes. (a) The obligation of Borrower to repay the Tranche A Loans shall be evidenced by a promissory note of Borrower (a "Tranche A Note"), dated the date of this Agreement, payable to the order of each Bank in a principal amount equal to such Bank's Commitment to make Tranche A Loans and otherwise substantially in the form of Exhibit 2.03(a) attached hereto.

       (b) The obligation of Borrower to repay the Tranche B Loans shall be evidenced by a promissory note of Borrower (a "Tranche B Note"), dated the date of this Agreement, payable to the order of each Bank in a principal amount equal to such Bank's Commitment to make Tranche B Loans and otherwise substantially in the form of Exhibit 2.03(b) attached hereto.

       (c)Each Bank is hereby authorized to record on its books and records, the date and amount of each Loan made by such Bank, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any incorrect recordation shall not affect the obligations of the Borrower hereunder or under Notes. Each Note shall be stated to mature on the Maturity Date.

       SECTION 2.04.  Fees

       (a) Upfront. Borrower shall pay on the date hereof a non-refundable upfront fee (the "Upfront Fee") in the principal amount of $325,000 to the Agent for the pro-rata distribution to the Banks.

       (b) Commitment. Borrower shall pay to the Agent for distribution to each of the Banks a non-refundable commitment fee (the "Commitment Fees") computed at the rate of one half (1/2) of one percent (1/2%) per annum on the average daily unused portion of such Bank's Commitment (to the extent that such Commitment has not been reduced or terminated pursuant to Section
  2.05 hereof). The Commitment Fees shall be payable quarterly in arrears on the last day of March, June, September and December in each year, commencing on March 31, 1996, up to and including the Maturity Date.

       (c)Letter of Credit. For each Letter of Credit issued hereunder the Borrower shall pay to the Agent for the ratable benefit of the Banks an annual fee computed at the rate of one and one quarter percent (1.25%) per annum of the amount of the Letter of Credit (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable prior to the issuance of the Letter of Credit and on the yearly anniversary of the issuance of the Letter of Credit so long as the Letter of Credit remains outstanding. The Letter of Credit Fee shall be nonrefundable.

       (d) Fronting. For each Letter of Credit the Borrower shall pay to the Issuing Bank as issuer of the Letter of Credit an annual fee computed at the rate of one quarter of one percent (.25%) per annum of the amount of the Letter of Credit (the "Fronting Fee"). The Fronting Fee shall be payable prior to the issuance of the Letter of Credit and on the yearly anniversary of the issuance of the Letter of Credit so long as the Letter of Credit remains outstanding. The Fronting Fee shall be nonrefundable.

       (e) Other Letter of Credit Fees. In addition to the foregoing, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

       (f) Agent. Borrower shall pay to the Agent a fee in the amount, on the dates and according to the terms of the Agent's fee letter.

       SECTION 2.05. Repayment and Conversion of Loans. Borrower may at any time repay, in whole or, in a minimum aggregate amount of $1,000,000 as to any Loan, in part, the outstanding principal amount of the Loans, upon one Business Day's notice to the Agent. All such payments shall be applied pro rata amongst the Banks. Prime Rate Loans must be repaid on the Maturity Date if not repaid sooner, and may be repaid at any time without penalty or premium. LIBO Rate Loans must be repaid on the last day of the applicable LIBO Interest Period. LIBO Rate Loans may be repaid from the proceeds of a new LIBO Rate Loan for which the required notice has been given. If no notice is given for a new LIBO Rate Loan, the LIBO Rate Loan has not otherwise been repaid, and the last day of such LIBO Interest Period is not the Maturity Date, the LIBO Rate Loan will be repaid by an automatic conversion of the LIBO Rate Loan to a Prime Rate Loan. LIBO Rate Loans may be repaid prior to the last day of the applicable LIBO Rate Period, provided that Borrower shall (i) provide not less than three Business Day's notice to the Agent, and (ii) indemnify each Bank, in accordance with Section 2.12
  (d) hereof, against any loss or expense such Bank incurs as a result of the prepayment of a LIBO Rate Loan. On the date of any such repayment of any LIBO Rate Loan, the Borrower shall pay accrued interest on the amount of the prepayment together with the Indemnification Fee.

       SECTION 2.06 Termination or Reduction of the Commitments. Borrower shall have the right at any time and from time to time, upon two (2) Business Days' prior written notice to the Banks, to ratably terminate the unused portions of the Commitments in whole or ratably reduce them in part, without penalty or premium. Any partial reduction shall be in the minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any termination or reduction of the Banks' respective Commitments hereunder shall be permanent, and the Commitments cannot thereafter be restored or increased without the written consent of the Banks.

       SECTION 2.07 Interest. (a) Prime Rate Loans. Borrower shall pay interest on the unpaid principal amount of each Prime Rate Loan from the date on which the Prime Rate Loan is disbursed until such principal amount has been repaid in full, payable monthly in arrears on the last Business Day of each calendar month at an annual rate equal to the Adjusted Prime Rate, which annual rate shall change simultaneously with each change in the Prime Rate.

       (b) LIBO Rate Loans. Borrower shall pay interest on the unpaid principal amount of each LIBO Rate Loan, for the period that begins on the applicable Effective Date and that ends on the last day of the applicable LIBO Interest Period, payable on the last day of the applicable LIBO Interest Period, at an annual rate equal to the Adjusted LIBO Rate.

       (c) Computation of Interest and Commitment Fees. The Commitment Fees and interest on the Prime Rate Loans shall be computed on the basis of a year of 365 days or 366 days, as the case may be, for the actual number of days elapsed. Interest on the LIBO Rate Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

       SECTION 2.08 Payments. (a) Borrower will make all repayments and prepayments of principal of the Loans, all payments of interest on the Loans, and all payments of Commitment Fees to the Agent, for the account of the Banks, at 550 Broad Street, Newark, New Jersey, in funds immediately available to the Agent, and the Agent will, by wire transfer, immediately distribute to each Bank, in funds immediately available to each Bank, each Bank's ratable share of the amounts so received by the Agent. Funds received by the Agent later than 1:00 p.m. (Newark, New Jersey time) on the date due shall be deemed to have been paid on the next succeeding Business Day. All payments will be applied first to fees and expenses due under this Agreement, second to accrued and unpaid interest due under this Agreement, and third, to principal due under this Agreement.

       (b) Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest hereunder or under the Notes or the Commitment Fees, as the case may be.

       SECTION 2.09  The Letters of Credit.

       (a) Reimbursement Obligation. The Borrower agrees to reimburse the Issuing Bank on the day following the date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit for the amount of (i) such draft so paid, (ii) interest on the amount of the draft calculated at the Adjusted Prime Rate from the date of payment by the Issuing Bank on the draft, and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. The Borrower's obligation under this section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Bank or any beneficiary of such Letter of Credit. The Borrower agrees that the Issuing Bank and the Banks shall not be responsible for, and the Borrower's reimbursement obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary or transferee of such letter of credit. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, in connection with any Letter of Credit except for its own gross negligence or willful misconduct.

       (b) Letter of Credit Risk Participations. Promptly after issuance of each Letter of Credit, the Issuing Bank shall deliver to Borrower and the Banks a copy of such Letter of Credit. Immediately upon the issuance of each Letter of Credit, each Bank (other than the Issuing Bank) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in any amount equal to the Commitment Percentage of such Bank (a "Letter of Credit Risk Participation"). In the event Borrower shall fail to reimburse Issuing Bank for the full amount of any drawing on the date following the date such drawing is honored by the Issuing Bank under the Letter of Credit, the Borrower shall be deemed to have requested a Prime Rate Loan in the amount of such drawing and any interest and expenses thereon, and the Agent shall pay to the Issuing Bank the proceeds of such loan in reimbursement for the drawing under the Letter of Credit. Each Bank agrees to perform its obligations to make a Prime Rate Loan necessary to fund an unreimbursed drawing under a Letter of Credit despite the expiration of their Commitment to make a Tranche A Loan as such, the occurrence of a Default or any Event of Default or any inability of Borrower to require such Bank to fulfill its other obligations hereunder including, without limitation, any inability resulting from the operation of Bankruptcy Code section 365(c)(2) (11 U.S.C.
  section 365(c)(2)) or otherwise. The obligation of each Bank to make a Prime Rate Loan necessary to fund an unreimbursed drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Bank may have or have had against the Issuing Bank (or any other Bank), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable.

       (c)Obligation to Provide Cash Collateral. On the Maturity Date the Borrower shall provide to the Issuing Bank cash in an amount equal to the face amount of the Letters of Credit then outstanding to be held as cash collateral until the termination of the obligations of the Issuing Bank thereunder.

       SECTION 2.10  Reimbursement to Banks for Cost Increases Imposed By Law.
  (a) If any Bank shall determine that the adoption of any applicable law, rule, regulation or guideline (including those regarding capital adequacy), or any change therein, or any change in the interpretation or administration thereof, by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or the effectiveness after the date hereof of any of the foregoing which have been previously adopted but are not yet fully effective (including, but not limited to, each phase in the effectiveness of the "Risk-Based Capital Guidelines" which have been previously adopted by the United States Office of the Comptroller of the Currency and certain other United States banking regulatory agencies), or compliance by any Bank with any direction, requirement or request regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency: (a) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased as a consequence of such Bank's obligations under this Agreement (taking into consideration such Bank's policies (in effect on the date hereof) with respect to capital adequacy and such Bank's targeted return on capital, or
  (b) subjects any Bank to any tax, duty or other charge, or changes the basis of taxation of the Loans (other than income or franchise taxes payable by the Banks); then, upon receiving notice as described in subsection 2.10(b) from such Bank, the Borrower shall promptly pay to such Bank, any additional amounts as will compensate such Bank and/or any corporation controlling such Bank for such change.

       (b) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the basis for and the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of material error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

       SECTION 2.11 Mandatory Repayments. (a) If at any time the aggregate unpaid principal amount of the Tranche A Loans and the Letter of Credit shall be in excess of $50,000,000 (or such lesser amount which may be in effect after the Borrower shall have reduced the Commitments pursuant to
  Section 2.05), the Borrower shall immediately make a repayment of principal on such Loans in an amount equal to such excess, together with accrued interest, on each amount being prepaid to and including the date of such repayment and any Indemnification Fee related thereto.

       (b) If at any time the aggregate unpaid principal amount of the Tranche B Loans shall be in excess of $15,000,000 (or such lesser amount which may be in effect after the Borrower shall have reduced the Commitments pursuant to Section 2.06), the Borrower shall immediately make a repayment of principal on such Loans in an amount equal to such excess, together with accrued interest, on each amount being prepaid to and including the date of such repayment and any Indemnification Fee related thereto.

       SECTION 2.12 Special Provisions for LIBO Rate Loans.

            (a) Unavailability of Funds and Indeterminate Interest Rates. If on or before the date the Banks are to make any LIBO Rate Loan or on or before any Effective Date (i) the Agent determines in good faith that it is unable to obtain funds at the LIBO Rate for an elected Interest Period, including due to the unavailability of funds at such rate, any change in existing law, any new law, the length of such Interest Period, or otherwise or (ii) no adequate means exists to determine the Adjusted LIBO Rate for such Interest Period, then Borrower shall be required to elect an Interest Period of a length for which Agent may obtain funds at the LIBO Rate or, alternatively, to request that the Banks make a Prime Rate Loan in lieu of a LIBO Rate Loan.

            (b) Changes Affecting Ability to Maintain Funds. If, during any Interest Period, any change in existing law, any new law, or any other factor prevents Agent in its good faith determination from maintaining funds at the LIBO Rate for such Interest Period and requires Agent to cease so maintaining funds actually so maintained prior to termination of such Interest Period, then on the date of such required cessation, Borrower shall be required to elect an Interest Period of a length for which Agent may maintain funds at the LIBO Rate or, alternatively, to request that on that date the Banks make a Prime Rate Loan in the amount of the outstanding LIBO Rate Loan, all of the proceeds of which shall be used to prepay the outstanding LIBO Rate Loan. In addition, within thirty (30) days after demand by any Bank, Borrower shall reimburse such Bank against any loss or expense such Bank has certified in writing to Borrower and Agent that such Bank has incurred as a result of any such required cessation, including, but not limited to, any interest or fees payable by such Banks to lenders of funds obtained by them in order to make or maintain such LIBO Rate Loans.

            (c) Ineligible Interest Periods. If, on any date Banks are to make a LIBO Rate Loan or on any Effective Date, the period of time from such date or such Effective Date to the Maturity Date is less than one month, a Prime Rate Loan shall be made on such date in lieu of a LIBO Rate Loan.

            (d) Reimbursement for Losses. Within thirty (30) days after demand by any Bank, Borrower shall reimburse by payment of an Indemnification Fee to such Bank for any loss or expense (including, but not limited to, any interest or fees payable by such Banks to lenders of funds obtained by them in order to make or maintain such LIBO Rate Loans) which such Bank incurs as a result of any prepayment, or conversion of a LIBO Rate Loan to a Prime Rate Loan, on a date other than the last day of the applicable Interest Period. With each demand for reimbursement under this
  Section 2.12, such Bank shall submit a certificate to Agent and Borrower setting forth the basis for the demand.

            (e) Funding Through Other Offices. Each Bank may fulfill its Commitment for LIBO Rate Loans by causing a foreign branch or affiliate of such Bank to make LIBO Rate Loans. Nevertheless, the Borrower shall owe its obligations on LIBO Rate Loans to such Bank rather than to any foreign branches or affiliates of such Bank. Each Bank shall repay its foreign branches or affiliates.

            (f) Discretion of Banks as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank may fund or maintain its funding of all or any part of the Loans in any manner it chooses.

       SECTION 2.13   Taxes Related to Agreement.

       (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

       b. Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

            I. deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            ii. deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

            iii. obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

  unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a Participant pursuant to Section 9.08 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

       SECTION 2.14. Conditions Precedent to Loans. The obligation of each Bank to make any Loan or issue any Letter of Credit is subject to the conditions precedent that:

       (a) The representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of such Loan as though made on and as of such date, except to the extent that
  (i) such statements expressly are made only as of the Closing Date, or (ii) the Borrower has previously provided to the Banks written notice of any material change in the facts set forth in such representations and warranties.

       (b) No Potential Default or Event of Default shall have occurred and be continuing, or will result from the making of such Loan.

                         ARTICLE III

                REPRESENTATIONS AND WARRANTIES

       In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower and each Guarantor hereby represents and warrants to the Banks that the statements set forth in this Article III are true, correct and complete.

       SECTION 3.01. Existence. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey. Park Place-Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Realty is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. The Borrower and each Guarantor have all requisite corporate power and authority to conduct its business and to own its properties and each is duly qualified as a foreign corporation in good standing in all jurisdictions, if any, in which its failure so to qualify could reasonably be expected to produce have a Material Adverse Effect.

       SECTION 3.02.  Authorization; No Legal Bar; No Default.
  The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents have been duly authorized by all necessary corporate action, and do not and will not violate or conflict with any current provision of any Requirement of Law, including the Casino Control Act and any rules or regulations of the Casino Control Commission, or of the charter or by-laws of Borrower or either of the Guarantors or result in a breach of or constitute a default under any indenture (including the Indenture), or other material instrument or agreement to which the Borrower or a Guarantor is a party or by which any of them or their properties may be bound or affected.

       SECTION 3.03 Validity of the Loan Documents. The Loan Documents when duly executed and delivered will constitute, valid and legally binding obligations of Borrower and each of the Guarantors enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

       SECTION 3.04. Financial Information. The Guarantors and the Borrower have previously furnished to the Banks true and complete copies of the Consolidated balance sheet and statements of income, Stockholders' Equity and cash flows of Park Place-Delaware and its Subsidiaries as of December 31, 1994, audited by the Borrower's Independent Certified Public Accountants. The Guarantors and the Borrower have previously furnished to the Bank an unaudited Consolidated balance sheet and statements of income, stockholder's equity and cash flows of Park Place-Delaware and its subsidiaries as of September 30, 1995 prepared by Park Place-Delaware. The aforementioned financial statements show all material liabilities, direct and contingent, and present fairly the financial position, the results of operations and cash flows at such dates and for the periods ended on such dates, all in accordance with GAAP consistently applied. From September 30, 1995 to the Closing Date, there has been no material adverse change in the business, financial condition, operations or prospects of the Borrower and the Guarantors taken as a whole.

       SECTION 3.05. Litigation. Except as disclosed in Schedule 3.05 attached hereto, there are no actions, suits or proceedings pending or to their knowledge threatened against Borrower or any Guarantor or any of their respective properties before any court or governmental department, commission, board, bureau, agency, instrumentality (domestic or foreign) or other Governmental Authority that, if determined adversely to Borrower or a Guarantor, could reasonably be expected to produce a Material Adverse Effect.

       SECTION 3.06. Disclosure of Indebtedness and Contingent Liabilities. Except for Indebtedness and Contingent Liabilities which in the aggregate total $500,000 or less, as of the date of this Agreement there are no Contingent Liabilities or Indebtedness of Park Place-Delaware and its Subsidiaries that are not disclosed on the financial statements mentioned in Section 3.04, permitted by Section 5.05 or listed on Schedule 3.06

       SECTION 3.07. Taxes. Borrower and each Guarantor have been included in all Consolidated federal income tax returns and unitary state income and franchise tax returns required to be filed with respect to each entity before the date of this Agreement and all Taxes, assessments and charges shown to be due thereon have been paid, to the extent they were required to be paid before the date of this Agreement. Borrower and each of the Guarantors have each filed all other tax returns and reports required to be filed before the date of this Agreement and each has paid all Taxes, assessments and charges shown to be due thereon, to the extent that they were required to be paid before the date of this Agreement. To the extent that Taxes, assessments or charges for periods before the date of this Agreement are imposed on Borrower or a Guarantor, which additional Taxes, assessments or charges exceed those amounts previously paid by Borrower or such Guarantor, adequate reserves for such amounts have been accrued in accordance with GAAP in the financial statements of Borrower and the Guarantors.

       SECTION 3.08. Liens. The property and assets of Borrower and each Guarantor are not subject to any Lien other than Permitted Liens.

       SECTION 3.09. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or Governmental Authority (including the Casino Control Commission and the Board of Governors of the Federal Reserve System) is or will be necessary for the valid execution, delivery or performance by Borrower or the Guarantors of the Loan Documents (except as may have been obtained prior to the execution of this Agreement).

        SECTION 3.10. ERISA. Each Plan maintained for employees of Borrower and each Guarantor and covered by Title IV of ERISA is in good standing.
  No Reportable Event or material failure of compliance with the Code has occurred and is continuing with respect to any Plan.

       SECTION 3.11. Ownership of Borrower. Park Place-Delaware owns one hundred percent (100%) of the voting securities of Borrower.

       SECTION 3.12. Ownership of Guarantor. Bally's Casino Holdings, Inc. owns one hundred percent (100%) of the voting securities of Park Place-Delaware.

       SECTION 3.13. Gaming Licenses. As of the date hereof, all Gaming Licenses of the Borrower have been obtained and are in full force and effect. The Borrower's Gaming Licenses are renewed periodically but generally every four (4) years, and the next date for such renewal is June 30, 1996.

       SECTION 3.14. Margin Stock. Borrower does not engage in the business of making loans to purchase or carry Margin Stock and none of the proceeds of the Loans will be used to purchase or carry Margin Stock.

       SECTION 3.15. Stock as Collateral. The Collateral does not include any stock in any corporation.

       SECTION 3.16.  Environmental Matters.  Except as set forth in Schedule
  3.16 attached hereto, Park Place-Delaware and each of its Subsidiaries have to the best of their knowledge obtained all permits, licenses and other authorizations which are required with respect to their businesses under all applicable Environmental Laws. Park Place-Delaware and each of its Subsidiaries are in compliance with all Environmental Laws, and all terms and conditions of the required permits, licenses and authorizations, except where a failure to comply will not result in a Material Adverse Effect, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where a failure to comply will not result in a Material Adverse Effect. Neither Park Place-Delaware nor any of its Subsidiaries has received from any Person or Governmental Authority written notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance except where the lack of such continued compliance would not have a Material Adverse Effect, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation reasonably expected to have a Material Adverse Effect, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste. Neither Park Place-Delaware nor any of its Subsidiaries are aware of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued substantial compliance in a way that would reasonably be expected to have a Material Adverse Effect, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation reasonably expected to have a Material Adverse Effect, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

       SECTION 3.17.  Burdensome Restrictions.  Except as reflected on
  Schedule 3.17, the Borrower and Guarantors are not subject to any Burdensome Restriction or Potential Default under any material contract to which they are a party.

       SECTION 3.18. Projections; Budgets. All of the projections and budgets submitted to the Banks by the Borrower and/or each Guarantor were prepared and submitted in good faith.

       SECTION 3.19. Compliance with Laws. The Borrower and each of the Guarantors is in compliance with all laws including, without limitation, all tax laws, Environmental Laws and ERISA except (a) where noncompliance would not have a Material Adverse Effect, or (b) such compliance is being contested under Article 10 of the Mortgage.

       SECTION 3.20. Intellectual Property. The Borrower and each of the Guarantors has the right to use its Intellectual Property. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does it know of any valid basis for any such claim. To its knowledge, the use of such Intellectual Property does not infringe on the rights of any Person.

       SECTION 3.21 Labor Matters. Except as set forth on Schedule 3.21(a) attached hereto, neither the Borrower nor any Guarantor is a party to any labor union or collective bargaining agreements. The Borrower and each Guarantor are in compliance with all applicable laws respecting employment and employment practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, collective bargaining, health and safety, payment of social security, payroll, withholding and other Taxes, worker's compensation, insurance requirements, as well as requirements of ERISA and the Consolidated Omnibus Budget Reconciliation Act, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations or financial condition of the Borrower or the Borrower and the Guarantor taken as a whole. Except as disclosed on Schedule 3.21(b), hereto, there are no (a) unfair labor practice complaints pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or a Guarantor before the National Labor Relations Board or any court nor any pending or, to the best knowledge of the Borrower or any Guarantor, threatened sexual harassment or wrongful discharge claims which could result in a cessation of the operations of the Borrower, (b) labor strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or a Guarantor which could result in a cessation of the operations of the Borrower, or (c) representation or petition, respecting the employees of the Borrower or a Guarantor filed or threatened to be filed with the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect.

       SECTION 3.22. Brokerage Commissions. Except for fees paid to the Banks hereunder, no Person is entitled to receive from the Borrower or any Guarantor any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement. No brokerage or other fee, commission or compensation is to be paid by the Banks by reason of any act, alleged act or omission of the Borrower or any Guarantor with respect to the transactions contemplated hereby.

       SECTION 3.23. Investment Company Act. Neither Park Place-Delaware nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       SECTION 3.24. Intangible Assets. The book value of intangible assets of Park Place-Delaware and its Subsidiaries as of the September 30, 1995 does not exceed $13,000,000. No event has occurred between September 30 and the Closing Date which would cause any material intangible assets to be added to the balance sheet of Park Place-Delaware and its Subsidiaries.

       SECTION 3.25. Restricted Payments. Except as listed on Schedule 3.25, neither Park Place-Delaware nor any of its Subsidiaries have made any
    Restricted Payments between September 30, 1995 and the Closing Date.


                       ARTICLE IV

                    AFFIRMATIVE COVENANTS

       So long as any amount due any Bank hereunder remains unpaid, or any Bank shall have any Commitment hereunder, Park Place-Delaware and its Subsidiaries on a Consolidated basis or the Borrower shall comply with the following affirmative covenants:

       SECTION 4.01. Consolidated Net Worth. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall maintain at all times a Net Worth of not less than (a) $15,000,000 during the period from the Closing Date to September 29, 1996, (b) $25,000,000 from September 30, 1996 to June 29, 1997, (c) $40,000,000 from June 30, 1997 to December 30, 1997, (d)
  $55,000,000 from December 31, 1997 to June 29, 1998, and (e) $75,000,000 on
  and after June 30, 1998.

       SECTION 4.02. Consolidated Interest Coverage Ratio. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall have an Interest Coverage Ratio of not less than 2.0 to 1 as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1995, calculated for the four (4) Fiscal Quarters then ending.

       SECTION 4.03. Consolidated Funded Debt Ratio. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall have at the end of each Fiscal Quarter a Funded Debt Ratio of not more than (a) 4.0 to 1 through June 30, 1997; (b) 3.25 to 1 from September 30, 1997 through December 31, 1997; and (c) 3.0 to 1 thereafter.

       SECTION 4.04. Financial and Other Information. The Borrower and each of the Guarantors will furnish to the Banks the following information and notices:

            (a) as soon as available, but in any event within 60 days after the end of the first three Fiscal Quarters of each Fiscal Year, unaudited quarterly Consolidated financial statements of Park Place-Delaware and its Subsidiaries certified by the CFO of Park Place-Delaware;

             (b) as soon as available, but in any event within 120 days after the end of each Fiscal Year, (i) annual audited Consolidated financial statements of Park Place-Delaware and its Subsidiaries accompanied by an Unqualified Opinion, and (ii) unaudited Consolidating financial statements of Park Place-Delaware and its Subsidiaries certified by the CFO of Park Place-Delaware;

             (c) with the annual audited Consolidated financial statements, commencing with respect to the period ending December 31, 1995, certificates, substantially in the form attached as Exhibits 4.04(c)-1 and 4.04(c)-2, of the Independent Certified Public Accountants;

            (d) no later than 30 days after delivery of the annual audited financial statements referred to above, a management letter executed and delivered by the Independent Certified Public Accountants reporting on such financial statements or a letter stating that there was no management letter by such accountants;

            (e) concurrently with the delivery of the quarterly financial statements referred to above, a quarterly Compliance Certificate of the CFO of Park Place-Delaware stating that no Potential Default or Event of Default under the Loan Documents is in existence except as specified in such certificate, and setting forth in reasonable detail the calculations pursuant to which compliance with financial covenants was determined;

            (f) within 5 days following their filing, copies of all documents filed with the Securities and Exchange Commission by Park Place-Delaware or the Borrower;

            (g) promptly after approval by the Board of Directors of Park Place-Delaware, annual budgets, projections and forecasts with assumptions prepared by the Borrower or Park Place-Delaware, or any changes or adjustments to any such budgets, projections, forecasts or assumptions if submitted to the Board of Directors of Park Place-Delaware; and

            (h) within 30 days following the end of each month a report on the progress of the construction of the New Casino Facility including (i) the cost of all completed improvements; (ii) the amount paid to contractors and suppliers in connection with such completed improvements or otherwise;
  (iii) an estimate of the cost of completing the New Casino Facility, and
  (iv) any material adverse events that have occurred with respect to the construction of the New Casino Facility. The obligation to provide the report described in Section 4.04(h) shall expire upon the completion of the New Casino Facility.

       SECTION 4.05. Reports. The Borrower and each Guarantor will furnish to the Banks:

            (a) as soon as practical and in any event within 5 Business Days after a Responsible Officer becomes aware of the occurrence of any Potential Default or Event of Default, a written statement by the CEO or CFO of the Borrower or Guarantors setting forth details of such default, stating whether or not the same is continuing and, if so, the action that the Borrower or Guarantors propose to take with respect thereto;

            (b) as soon as practical and in any event within five (5) Business Days after a Responsible Officer receives knowledge thereof, notice in writing of all actions, investigations, suits and proceedings before any court, governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Authority, domestic or foreign, affecting the Borrower or either Guarantor that could reasonably be expected to have a Material Adverse Effect;

            (c) as soon as practical and in any event within five (5) Business Days after a Responsible Officer knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a written statement by its CEO or CFO setting forth details of the Reportable Event and indicating what action, if any, the Borrower or Guarantors propose to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

            (d) as soon as practical and in any event within five (5) Business Days after a Responsible Officer becomes aware of the occurrence of a change or event concerning the Borrower or either Guarantor that has or could reasonably be expected to have a Material Adverse Effect, a statement from its CEO or CFO setting forth the details of such change or event and the action that it proposes to take with respect thereto;

            (e) as soon as practical and in any event within one (1) Business Day after a Responsible Officer receives knowledge thereof, notice in writing of the revocation, suspension or loss of any of its Gaming Licenses;

            (f) as soon as practical and in any event within five (5) Business Days after a Responsible Officer learns of any labor dispute that could reasonably be expected to have a Material Adverse Effect or the termination, prior to scheduled expiration, of any collective bargaining agreement or labor contract to which Park Place-Delaware or its Subsidiaries is a party or by which one or all of them is bound; and

            (g) as soon as practical, such other information respecting its business, properties, operations, conditions (financial or otherwise) or prospects as the Banks may at any time and from time to time reasonably request be furnished to them.

       SECTION 4.06. Insurance. Borrower and each of the Guarantors will maintain the following insurance:

            (a) at all times, "All-Risk" fire and hazard insurance in an amount of at least the full replacement value of the Collateral and otherwise on terms customary in the casino industry and naming the Agent as loss payee as its interest may appear under a standard mortgagee endorsement clause;

            (b) at all times, commercial liability insurance (broad form) covering injury and damage to Persons and property in amounts and on terms customary in the casino industry and naming the Banks as an additional insured as their interests may appear;

            (c) at all times, flood insurance in an amount equal to the maximum available amount under the Federal Flood Insurance Program;

            (d) during the period of any construction on the New Casino Facility or the Existing Casino Facility, full extended coverage casualty insurance written on the standard "Builder's Risk Completed Value" form (non-reporting full coverage in an amount satisfactory to the Banks); and

            (d) at all times, such other insurance as may be from time to time customary in the casino industry.

  All such insurance policies will include a provision that such policy will not be canceled, altered or in any way limited in coverage or reduced in amount unless the Banks are notified in writing at least thirty (30) days prior to such change. Each insurance policy will be written by insurance companies authorized or licensed to do business in the New Jersey, having an Alfred M. Best Company, Inc. rating of A or higher and a financial size category of not less than VII.

       SECTION 4.07. Taxes. Borrower and each of the Guarantors will pay when due all Taxes, assessments and charges imposed upon them or their respective properties or that they are required to withhold and pay over, except where the same are being contested in good faith and adequate reserves have been set aside, which do not result in any Liens other than Permitted Liens.

       SECTION 4.08. Compliance with Laws. Borrower and each of the Guarantors will comply with all Requirements of Law, including without limitation, all Tax laws, Environmental Laws and ERISA, except where the lack of such compliance would not have a Material Adverse Effect.

       SECTION 4.09. Inspection of Property; Books and Records; Discussions. Borrower and each of the Guarantors will keep proper books and records of accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities. Borrower and each of the Guarantors shall permit the Banks, upon reasonable notice from the Banks or their representatives (a) to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours, as often as may reasonably be desired, (b) to discuss its business, operations, properties, financial and other conditions with its CEO, CFO and such other officers and employees as the Banks may from time to time reasonably request, (c) to discuss its affairs with the Borrowers' Independent Certified Public Accountants together with the Borrower's CEO or CFO; provided, however, that if a Potential Default exists or an Event of Default has been declared, the Banks shall not be required to provide notice to carry out the activities set forth above in (a), (b) and (c). Any inspection conducted by the Banks shall not relieve the Borrower or the Guarantors of any obligation to provide any notices required under the terms of this Agreement or any of the Loan Documents.

       SECTION 4.10. ERISA. The Borrower and each Guarantor will comply with the provisions of ERISA and the Code with respect to each Plan, except where the lack of such compliance would not have a Material Adverse Effect.

       SECTION 4.11. Preservation of Corporate Existence, Etc. The Borrower and each Guarantor will preserve and maintain its corporate existence, good standing and compliance with its certificate of incorporation, by-laws and other corporate documents executed by the Borrower or any of the Guarantors.

       SECTION 4.12. Maintaining Ownership of Properties. The Borrower and each Guarantor will maintain or cause to be maintained in all material respects in good repair and working order and condition, excepting ordinary wear and tear, or make diligent efforts to repair, as the case may be, all of its properties material to its operations, will make or cause to be made in all material respects all appropriate repairs, renewals and replacements thereof, consistent with past practice.

       SECTION 4.13. Maintenance of Licenses, Permits, etc. The Borrower and each Guarantor shall maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to maintain any of the foregoing would not have a Material Adverse Effect.

       SECTION 4.14. Further Assurances. At any time and from time to time on or after the date of this Agreement, upon the reasonable request of a Bank, the Borrower or any Guarantor will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered all such further instruments, acts, deeds, and assurances as may be reasonably required by a Bank for the purpose of carrying out the provisions and intent of the Loan Documents.

       SECTION 4.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes including expenses of construction for the New Casino Facility.
                          ARTICLE V

                      NEGATIVE COVENANTS

       So long as any amount due any Bank hereunder remains unpaid, or any Bank shall have any Commitment hereunder, the Borrower, the Guarantors and each of them shall, and shall cause their Subsidiaries to comply with the following negative covenants:

        SECTION 5.01. Limitation on Restricted Payments. Restricted Payments made after the date hereof shall not exceed an amount equal to fifty percent (50%) of the sum of (a) Net Income of Park Place-Delaware and its Subsidiaries on a Consolidated basis earned after September 30, 1995, plus
  (b) any extraordinary loss reflected in such Net Income amount, minus (c) any extraordinary gain reflected in such Net Income amount.

       SECTION 5.02. Limitation on Liens. Park Place-Delaware and its Subsidiaries will not incur, create, assume or permit to exist any Liens except Permitted Liens, provided that in the event that a Lien other than a Permitted Lien should exist (a) which Lien does not have a Material Adverse Effect, and (b) is other than as a result of the intentional acts of Park Place- Delaware or its Subsidiaries, such party shall have thirty
  (30) days after the receipt of written notice from one or more of the Banks to remove such Lien.

       SECTION 5.03. Limitation on Indebtedness. Park Place-Delaware and its Subsidiaries will not create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

       SECTION 5.04. Limitation on Investments. Park Place-Delaware and its Subsidiaries will not make any Investments other than Permitted Investments.

       SECTION 5.05. Limitation on Contingent Liabilities. Park Place-Delaware and its Subsidiaries will not be nor become responsible for any Contingent Liabilities except for (a) Contingent Liabilities which in the aggregate total $500,000 or less, (b) Contingent Liabilities listed in
  Schedule 3.06, and (c) guaranties of the obligations of the Borrower's Subsidiaries and Affiliates which, when added to aggregate investments in Subsidiaries and Affiliates as permitted under clause (o) of the definition of Permitted Investments, do not in the aggregate exceed $25,000,000.

       SECTION 5.06. Limitation on Mergers; Sale of Assets. Park Place-Delaware, and its Subsidiaries will not (a) consolidate with or be a party to a merger with any other Person, (b) purchase all or substantially all of the assets of any Person, (c) purchase stock in any Person, (d) create, acquire or have any Subsidiaries other than those listed on Schedule 5.06, or (e) sell, lease or otherwise dispose of all or any substantial part of its assets.

       SECTION 5.07. Limitation on Change of Nature of Business. Park Place-Delaware and its Subsidiaries will not make any material change in the nature of their businesses as conducted on the date of this Agreement.

       SECTION 5.08.  Regulation U.

            (a) Borrower will not use the proceeds of the Loans to purchase or carry any Margin Stock.

            (b) Borrower will not engage in the business of making loans to purchase or carry Margin Stock.

            (c) No more than twenty-five (25%) percent of the Borrower's assets will consist of Margin Stock.

       SECTION 5.09. Transactions with Affiliates. Subject to compliance with the other terms and conditions of this Agreement and except for (a) Permitted Investments, (b) the payment of reasonable and customary fees to the directors of the Park Place-Delaware and its Subsidiaries, (c) loans and advances to and other employment arrangements with any officer or employee of the Park Place-Delaware or its Subsidiaries, (d) transactions with Affiliates in effect on the Closing Date or listed on Schedule 5.09, Park Place-Delaware and its Subsidiaries will not enter into any transaction (whether constituting a loan, lease, financing, sale or otherwise) with an Affiliate, unless such transaction occurs in the ordinary course of business and upon terms and conditions which are not materially less favorable to it than other comparable arms length transactions between it and a Person other than an Affiliate.

       SECTION 5.10. Limitation on Long-Term Leases; Sale and Lease-Back Transactions. Except for the transactions listed on Schedule 5.10, attached hereto, and leases of retail shops, Park Place-Delaware and its Subsidiaries will not (a) become obligated as lessee or otherwise under any Long-Term Lease; and (b) enter into any arrangement with any Person providing for the leasing of any real or personal property, which property has been or is to be sold or transferred by it to such Person.

       SECTION 5.11. Amendment of Articles of Incorporation or By-Laws. The Borrower and each Guarantor shall not amend, modify or supplement their respective articles of incorporation or By-Laws, except upon at least ten
  (10) days prior express written notice to the Banks.

       SECTION 5.12. ERISA. Neither Park Place-Delaware nor any of its Subsidiaries shall permit any of its ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act except where the lack of such compliance would not have a Material Adverse
  Effect:

            (a) Engage, or permit an ERISA Affiliate to engage in any Prohibited Transaction for which a statutory or class exemption is not available or a private exemption has not been obtained from the United States Department of Labor;

            (b) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

            (c) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

            (d) Terminate, or permit an ERISA Affiliate to terminate, any benefit Plan which would result in any liability of Park Place-Delaware and its Subsidiaries or an ERISA Affiliate under Title IV of ERISA; or

            (e) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

       SECTION 5.13. Maintenance of Property. Except for construction of the New Casino Facility, Park Place-Delaware and its Subsidiaries will not demolish, destroy, replace or build any major structures without the prior written consent of the Banks.

       SECTION 5.14. Amendment to Indenture. Park Place-Delaware and its Subsidiaries will not amend the Indenture.

       SECTION 5.15. No Additional Intangible Assets. After the Closing Date Park Place-Delaware and its Subsidiaries will not engage in any transaction which would cause the addition of intangible assets to their balance sheets; provided that notwithstanding the foregoing, Park Place-Delaware may make any investment permitted under clause (o) of the definition of Permitted Investment even though such investment results in the addition of intangible assets to their balance sheets so long as the amount of additional intangible assets added to its consolidated balance sheet does not exceed an aggregate amount of $5,000,000.
                          ARTICLE VI

                     DEFAULT AND REMEDIES

       SECTION 6.01. Events of Default. Each of the following shall be an Event of Default:

            (a) Borrower shall fail to make any payment or payments of principal under this Agreement on the date when any such payment becomes due and payable.

            (b) Borrower shall fail to make any payment or payments of interest under this Agreement within two (2) Business Days after the date when any such payment may become due and payable.

            (c) Any representation or warranty made in the Loan Documents or in any certificate, agreement, affidavit, instrument, statement, opinion or report of the Borrower or any Guarantor contemplated hereby or made or delivered pursuant hereto or in connection herewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made pursuant to Section 2.14.

            (d) There shall be a default in the observance or performance of any agreement contained in Article V of this Agreement.

            (e) There shall be a default in the observance or performance of any covenant in this Agreement or any Loan Document other than as provided for in paragraphs (a) through (d) of this Section 6.01, and such default shall continue unremedied for a period of thirty (30) days.

            (f) Park Place-Delaware or any of its Subsidiaries shall fail to pay any obligation for the repayment of borrowed money or the installment purchase price of property, or any interest or premium thereon, when due (taking into account any applicable grace periods), in an aggregate amount in excess of $250,000, whether such obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, except if and so long as such party shall in good faith dispute such obligation and provide suitable financial assurance demonstrating its ability to meet such obligation.

            (g) There has been an event of default under the Indenture and the Trustee has made a declaration of acceleration under the terms of the Indenture.

            (h) Bally Entertainment ceases to own or control, directly or indirectly, a majority of the voting securities of Park Place-Delaware.

            (I) Park Place-Delaware ceases to own or control a majority of the voting securities of the Borrower.

            (j) (i) Park Place-Delaware or any of its Subsidiaries commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Park Place-Delaware or its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Park Place-Delaware or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which shall not have been vacated or discharged within sixty (60) days from the commencement thereof; or (iii) there shall be commenced against Park Place-Delaware or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Board of Directors of Park Place-Delaware or any of its Subsidiaries shall pass any resolution in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Park Place-Delaware or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            (k) (i) Park Place-Delaware or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any single employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any single employer Plan shall terminate for purposes of Title IV of ERISA, (v) Park Place-Delaware, any of its Subsidiaries or any ERISA Affiliate shall, or in the reasonable opinion of the Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

            (l) One or more judgments or decrees shall be entered against Park Place-Delaware and any of its Subsidiaries involving in the aggregate a liability (not paid when due) in excess of $1,000,000, unless such judgments or decrees are fully covered by insurance, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

            (m) The casino license held by Borrower is suspended, revoked or not renewed, unless the Borrower regains its license within seven (7) days of the date of such suspension, revocation or non-renewal or the Casino Control Commission appoints a conservator with respect to the operation of the Casino Hotel.

            (n) Park Place-Delaware or any of its Subsidiaries contest the validity of the any of the Loan Documents or the extent and priority of the liens granted in favor of the Banks.



       SECTION 6.02. Suspension of Commitment. If a Potential Default or Event of Default shall occur, the obligation of the Banks to make Loans shall be immediately suspended without notice to the Borrower, but is subject to reinstatement (a) if the Potential Default is cured within any applicable cure period, or (b) if the Event of Default is cured.

       SECTION 6.03. Termination of Commitments; Acceleration. If an Event of Default shall occur and be continuing, the Agent may, and at the direction of the Required Banks the Agent shall, by notice to Borrower:

            (a) declare the Commitments to be terminated, whereupon the Commitments and the obligations of Banks to make disbursements of Loans shall be immediately and permanently terminated; and

            (b) declare the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, whereupon (i) the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Loan Documents shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (ii) and
the Borrower shall
  immediately be obligated pay to the Issuing Bank an amount equal to its Letter of Credit Obligations to be held as cash collateral pending any draw on or termination of the Letters of Credit, provided however, even if there is no notice to the Borrower, the occurrence of the events described in Subsection 6.01(j) shall result in an immediate termination of the Commitments of the Banks and an immediate acceleration of all amounts due by the Borrower under the Notes.

       SECTION 6.04. Default Rate of Interest. If an Event of Default occurs and continues, interest on all amounts due under the Notes shall accrue at a rate equal to the Prime Rate plus three percent (3%).

       SECTION 6.05. Remedies Not Exclusive. The remedies provided herein in this Article and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Each Bank is entitled to exercise any remedies simultaneously or in whatever order the Bank deems appropriate. The exercise of remedies by each Bank against the Collateral is subject to the terms of the Intercreditor Agreement.

       SECTION 6.06. Set-Off. Each Bank shall have a right of setoff against, a Lien upon and a security interest in all property of Borrower and Guarantors now or at any time in the possession of the Bank in any capacity whatever, including, but not limited to, interests in any deposit account, as security for all liabilities of Borrower and Guarantors to the Bank.

       SECTION 6.07 Rights Under Loan Documents. Upon the occurrence and during the continuance of any Event of Default, the Banks may take any lawful action against the Borrower or any Guarantor to collect the payments then due and thereafter to become due under the Loan Documents.

                        ARTICLE VII

                           GUARANTY

       SECTION 7.01  The Guaranteed Obligations.

            (a) Each Guarantor hereby irrevocably, unconditionally and absolutely guaranties, jointly and severally, to each Bank and their successors, endorsees and assigns, (i) the prompt payment when due, whether at maturity or upon earlier acceleration, by the Borrower to the Banks of all Indebtedness, obligations and liabilities of any kind and nature arising under or in connection with this Agreement and the Loan Documents, whether primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured; and (ii) the prompt and complete compliance with and performance by the Borrower of all covenants, agreements, indemnities and other obligations of the Borrower to the Banks under the terms of the Loan Documents. The payment, compliance and performance obligations hereinabove guaranteed by the Guarantor are hereinafter collectively referred to as the "Guaranteed Obligations".

            (b) The obligation of each Guarantor shall constitute an absolute and unconditional undertaking by such Guarantor with respect to the payment and performance of the Guaranteed Obligations by the Borrower. The liability of the Guarantor shall be direct, joint and several with that of any other guarantor for the Loans (to the extent of such other guarantor's or guarantors' liability for the Guaranteed Obligations), and may be enforced without the Banks being required to resort to any other right, remedy or security. This Agreement shall be enforceable against the Guarantor, its successors and assigns, without the necessity of any notice
  (i) of acceptance of this Agreement or of the Banks' intention to act in reliance hereon, or (ii) of any loan to or other transaction between the Banks and the Borrower, or (iii) of any default by the Borrower, all of which the Guarantor hereby expressly waives.


       SECTION 7.02  Further Undertakings.

            (a) The Guarantors expressly:

                  (I) agree that the validity of their obligation shall in no way be terminated, affected or impaired by reason of the assertion of or the failure to assert by the Banks, or their successors or assigns, any of the rights or remedies reserved pursuant to the Loan Documents or otherwise available to the Banks at law or in equity;

                 (ii) waive any right which they might otherwise have under any statute, rule of law or practice or custom to require them to take any action against the Borrower or to proceed against or exhaust any security before proceeding against either Guarantor;

                (iii) waive any notice of (x) any presentment, demand, protest, notice of protest, notice of dishonor, notices of default and all other notices with respect to any of the Guaranteed Obligations except as expressly set forth in the Loan Documents, and (y) the commencement or prosecution of any enforcement proceeding, including any proceeding in any court, against either of the Borrower or any other person or entity with respect to any of the Guaranteed Obligations;

                 (iv) agree that any failure by any Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter;

                  (v) waive the defense of any statute of limitation affecting the obligation of each Guarantor hereunder or the enforcement thereof, to the extent permitted by law;

                 (vi) waive any right to require any Bank to advise the Guarantor of any information known to the Banks regarding the financial condition of the Borrower (it being agreed that the Guarantor assumes the responsibility for being and keeping informed regarding such condition);

                (vii) waive any defense arising by reason of any election by the Banks pursuant to Section 1111(b)(2) of the United States Bankruptcy Code or any similar or successor section or based upon any borrowing or grant of a security interest under Section 364 of such Code or any similar or successor section; and

               (viii) agree to pay any Bank on demand all costs and expenses (including reasonable counsel fees and reasonable expenses) incurred by any Bank in the administration, amendment, enforcement or collection of any of the Guaranteed Obligations under this Agreement, including such costs, expenses and fees incurred after as well as before the entry of any judgment.

            (b) Until all of the Guaranteed Obligations are indefeasibly paid in full and each Bank and each and every one of the terms, covenants, and conditions of this Agreement are fully performed, the liability of the Guarantors hereunder shall not be released, discharged or in any way impaired by:

                  (I) any amendment or modification of or supplement to or extension or renewal of the Notes or any other Loan Document or any agreements between the Banks and any other guarantor with respect to the Guaranteed Obligations;

                 (ii) any exercise or non-exercise by any Bank of any right, power, remedy or privilege under or with respect to the Notes or any other Loan Document or this Agreement or any waiver, consent or approval by any Bank with respect to any of the covenants, terms, conditions or agreements contained in the Notes or any other Loan Document, or any indulgence, forbearance or extension of time for performance or observance allowed to the Borrower from time to time and for any length of time;

                (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to the Borrower or its successors, assigns, properties or creditors; or

                 (iv) any act or circumstances which might, but for the terms and provisions of this Section, be deemed a legal or equitable discharge of such Guarantor.

            (c) Each Guarantor hereby expressly waives and surrenders any defenses to such Guarantor's liability hereunder based upon any of the foregoing acts, omissions, agreements, or waivers of any Bank, it being the purpose and intent of this Agreement that the obligations of the Guarantor hereunder be absolute and unconditional.

            (d) Each Guarantor hereby further agrees and consents that any Bank may, without affecting the liability of such Guarantor hereunder:

                 (i) exchange or surrender any property pledged by the Borrower or any other guarantor or accept additional security for the Guaranteed Obligations;

                 (ii) renew and change the terms of any of the liabilities of the Borrower;

                (iii) waive any Bank's rights or remedies against the Borrower or any other guarantor or surety for the above liabilities;

                 (iv) release, substitute or add any one or more guarantors or sureties; or

                 (v) proceed against either Guarantor without first resorting to, utilizing or invoking the remedies available against the Borrower or the other Guarantor under the Loan Documents whether at law or in equity.

  The Banks shall not be obligated to marshall remedies or assets as a condition to enforcing the liabilities incurred hereunder against the Guarantors. The liability of the Guarantors hereunder shall be in addition to that stated in any other guaranty agreement, if any, heretofore or hereafter delivered by any other Person to the Banks.

       SECTION 7.03  Liabilities Not Affected.

            (a) This Agreement shall be a continuing, absolute, and unconditional guarantee regardless of the validity, regularity, enforceability, or legality of:

                  (i) any of the Guaranteed Obligations;

                 (ii) any Collateral or interest in Collateral that may secure the Guaranteed Obligations; or

                (iii) any term of any document evidencing or relating to any of the Guaranteed Obligations, including, but not limited to, the Loan Documents. In the event that for any reason one or more of the provisions of this Agreement or their application to any Person or circumstance shall be held to be invalid, illegal, or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal, and enforceable in all other respects and to such extent as may be permissible, and such invalidity, illegality, or unenforceability shall not affect any
  other provision hereof.   Any failure by any Bank to exercise any right
  hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time.

            (b) Except to the extent that the following is prohibited by statute or case law, no exercise or non-exercise by any Bank of any rights given the Banks under the Loan Documents, no dealing by the Banks with the Guarantor or any other guarantor, the Borrower or any other Person, and no change, impairment, release or suspension of any right or remedy of the Banks against any Person or entity, including the Borrower and any other guarantor, shall in any way affect any of the obligations of the Guarantor hereunder or any security furnished by Guarantor, give the Guarantor any recourse or offset against the Banks or be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

            (c) This Agreement and Guarantor's payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Bank, all as though such payments had not been made. The good faith determination by any Bank as to whether a payment must be restored or returned shall be binding on the Guarantor provided that any Bank makes such restoration or return in accordance with its determination.

       SECTION 7.04.  SUBROGATION AND CONTRIBUTION

       EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST THE BORROWER OR ANY OTHER GUARANTOR
  ON ACCOUNT OF PAYMENTS MADE UNDER THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY.

                         ARTICLE VIII

                            AGENT

       SECTION 8.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

       SECTION 8.02. General Immunity. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents, attorneys, employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

       SECTION 8.03. Delegation of Duties; Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Agent may execute any of its duties under this Agreement or the Loan Documents by and through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

       SECTION 8.04. Documents. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

       SECTION 8.05. Rights as a Bank. With respect to its Commitment and its portion of the Loan, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower and its affiliates as if it were not the Agent.

       SECTION 8.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default, and no event that with notice or lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof.

       SECTION 8.07. Action by Agent. So long as the Agent shall be entitled, pursuant to Section 8.06 hereof, to assume that no Event of Default, and no event that with notice or lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances.

       SECTION 8.08. Notices of Event of Default, Etc. In the event that the Agent or any Bank shall have acquired actual knowledge of any Event of Default or Potential Default, the Agent or such other Bank shall promptly give notice thereof to the Banks and the Agent. Upon receipt of such notice, the Agent may, consistent with the terms of this Agreement, take such action and assert such rights as it deems to be advisable in its discretion for the protection of the interests of Banks.

       SECTION 8.09. Indemnification. Banks agree to indemnify the Agent (to the extent not reimbursed by Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

       SECTION 8.10. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Guarantors or the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Guarantors and the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Guarantors and Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Guarantor or Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

       SECTION 8.11  Successor Agent.

       (a) The Agent may resign as Agent upon thirty (30) days notice to the Borrower and the Banks. If the Agent shall so resign, then the Banks shall, with the consent of the Borrower (which consent shall not be unreasonably withheld) appoint a successor agent under this Agreement. Such successor agent, upon acceptance of such appointment, shall succeed to the rights, powers and duties of the Agent. If an Event of Default shall have occurred and be continuing, then the consent of the Borrower to the appointment of the successor agent shall not be required. Any successor agent shall be a commercial bank. The Agent shall continue to serve as Agent until a successor agent has been appointed and accepts such appointment. The term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, power and duties as Agent shall be terminated, without any further act or deed on the part of such former Agent or any of the parties to this Agreement. The appointment of any successor agent shall be subject to the approval by the Casino Control Commission as may be required by law. Any former Agent shall continue to be entitled to the benefit of Sections 9.02 and 8.09 hereof.

       (b) The Agent may be removed at any time by a vote of Banks which either (i) are obligated under more than sixty-six and two thirds percent (66 2/3%) of the aggregate Commitments arising under this Agreement, or (ii) hold more than sixty-six and two thirds percent (66 2/3%) of the aggregate Loans outstanding under this Agreement. If the Agent shall be so removed, then the Banks shall appoint a successor agent under this Agreement whereupon such successor agent, upon acceptance of such appointment, shall succeed to the rights, powers and duties of the Agent, the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, power and duties as Agent shall be terminated, without any further act or deed on the part of such former Agent or any of the parties to this Agreement. Any former Agent shall continue to be entitled to the benefit of Sections 9.02 and 8.09 hereof.

       SECTION 8.12 No Benefit. The provisions of this Article are for the sole benefit of the Banks and shall not be enforceable by, or inure to the benefit of, the Borrower, the Guarantors or any third Person.

                          ARTICLE IX

                        MISCELLANEOUS

       SECTION 9.01. Amendment or Waiver. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications to the Loan Documents for the purpose of adding any provisions or changing in any manner the rights of the Banks, the Borrower or of the Guarantors hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall, in each case without the prior written consent of all the Banks (a) (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all of the Banks), postpone the date for any payment hereunder or subject any Bank to any additional obligation for reimbursement or indemnification, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, or
  (iii) change the Commitment Percentages, or (b) (i) amend, modify or waive any provision of this subsection, (ii) reduce the percentage specified in the definition of Required Banks, (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the other Loan Documents, (iv) consent to the release of any of the collateral upon which Liens have been created pursuant to the Loan Documents if the sale of such collateral is not permitted under the terms of the Loan Documents, or (v) consent to the release of any guaranty, or (c) amend, modify or waive any provision of Article VIII without the prior written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Guarantors, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks, the Guarantors and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No failure or delay on the part of any Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

       SECTION 9.02.  Indemnification.   The Borrower and the Guarantors
  jointly and severally agree to defend, protect, indemnify, and hold harmless the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against the Indemnified Parties (whether direct, indirect or consequential and whether based on any Federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liability and costs under Federal, state or local Environmental Laws, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future environmental condition of the Borrower or a Guarantor's real or personal property, the presence of asbestos-containing materials thereon, or the release or threatened release of any Environmental Concern Material into the environment from such property) in any manner relating to or arising out of this Agreement, or the other Loan Documents, or any act, event or transaction related or attendant thereto, and the management of such Loans, or the use or intended use of the proceeds of the Loans hereunder excluding therefrom the costs and expenses relating to the routine administration of the Loans and any matters relating to the participation or assignment of the Loans by the Banks (collectively, the "Indemnified Matters"): provided, however, that the Borrower and the Guarantors shall not have any obligation to an Indemnified Party hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

       SECTION 9.03. Notices. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications that this Agreement requires or permits any party to give any other party shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number specified on the signature pages of this Agreement or at such other address or telecopy number as shall be designated by such party in a notice to each other party complying with the terms of this Section. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications provided for hereunder shall be effective (a) if given by mail, when received, (b) if given by telecopy, when such telecopy is transmitted to the aforesaid telecopy number and the appropriate confirmation of receipt is received by the sender or (c) if given by any other means permitted by this Agreement, when delivered orally or in writing at the aforesaid address, except that notices from Borrower to the Banks pursuant to any of the provisions of Article II shall not be effective until received by the Banks.

       SECTION 9.04.  Costs and Expenses.  Borrower agrees to pay on demand
  (a) all reasonable out-of-pocket fees, costs and expenses of the Agent, including without limitation, appraisal fees and the cost of environmental studies, in connection with the preparation, execution, delivery, amendment, supplement and administration of the Loan Documents and other instruments and documents to be delivered hereunder, whether or not the transactions referred to herein are ultimately consummated; (b) all reasonable costs and expenses, if any, of the Agent and the Banks in connection with the enforcement of the Loan Documents (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto).

       SECTION 9.05. Obligations Several. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by any Bank pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

       SECTION 9.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall not be effective until each of the Banks has received a copy of this Agreement executed by all of the parties hereto.

       SECTION 9.07  Assignments.

            (a) The Borrower and the Guarantors shall not have the right to assign their rights hereunder, any portion thereof, or any interest therein.

            (b) Any Bank may at any time, without the approval of the Borrower or the Guarantors, assign all or a portion of its Commitment and outstanding Loans hereunder to any other entity that is a Bank under this Agreement immediately prior to the time of the assignment. Upon acceptance of the Commitment by the assignee, the assigning Bank shall be relieved of any obligations to the Borrower or the Guarantors under the Loan Documents.

            (c) Any Bank may at any time, with the prior written approval of the Borrower and all the other Banks (which approval shall not to be unreasonably withheld), assign all or a portion of its Commitment and/or outstanding Loans hereunder; provided, that if an Event of Default has occurred and is continuing, then the approval of the Borrower to any assignment shall not be required. Upon the approval by the Borrower and the other Banks, and the acceptance of the Commitment by the assignee, the assigning Bank shall be relieved of any obligations to the Borrower or the Guarantors under the Loan Documents with respect to the portion of its Commitment so assigned.

            (d) The Borrower may continue to make payments due hereunder to and deal with the assigning Bank until the Borrower receives notice of the assignment from the assigning Bank.

            (e) Nothing herein shall prohibit any Bank from pledging or assigning its Note to any Federal Reserve Bank in accordance with applicable law.

  All assignments shall be subject to the approval, if required, of the Casino Control Commission or other applicable Government Authority.

       SECTION 9.08. Participations. Each Bank may sell participations in its Commitment and/or outstanding Loans hereunder to one or more other banks (each a "Participant Bank") without the approval of the Borrower; provided that (a) any agreement pursuant to which any Bank may grant such a participation shall provide that such Bank shall retain the sole right and responsibility to receive payments from, communicate with and enforce the obligations of the Borrower under the Loan Documents including the right to approve any amendment, modification or waiver of any provision except with respect to any waiver that varies the maturity of, amount of, or interest rate on such obligation, (b) such Bank shall notify the Borrower and the other Bank promptly upon the sale by such Bank of a participation, and (c) such Bank shall remain responsible to the Borrower for all of its obligations hereunder. Sales of participations shall be subject to the approval, if required of the Casino Control Commission. Each Participant Bank shall be deemed to have a right of setoff in respect of its participating interest in the amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

       SECTION 9.09. Disproportionate Payments. If at any time, as the result of receiving any payment on the Loans or exercising any rights hereunder including any rights of setoff or otherwise, any Bank receives an amount on account of its portion of the Loans in a proportion greater than similar payments on account of the portions of the Loans held by the other Banks, the Bank so receiving such greater proportionate payment will purchase a participation in the portions of the Loans held by the other Banks in such amount that after such purchase each Bank shall hold a proportionate share in the aggregate outstanding principal balance of Loans equal to its respective proportionate shares in the outstanding principal balance of Loans before the disproportionate payment. If, however, any payment on account of the Loans is rescinded or invalidated or must otherwise be restored or returned by the recipient in a bankruptcy or insolvency proceeding or otherwise, then any participations purchased as a result of such payment will be rescinded.

       SECTION 9.10 Waiver of Right to Punitive Damages. The Borrower, the Guarantors, the Banks and the Agent waive any right to punitive damages arising out of or related to any matter arising under or related to this Agreement or the other Loan Documents.

       SECTION 9.11. Governing Law. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the law of the State of New Jersey.

       SECTION 9.12. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       SECTION 9.13. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

       SECTION 9.14. Confidential Information. Each Bank represents that it will maintain the confidentiality of any written or oral information provided under the Loan Documents by or on behalf of the Borrower or either Guarantor that has been identified in writing by its source as confidential (hereinafter collectively called "Confidential Information"), subject to each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process; (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors to the Banks; (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or the Guarantors; and (d) right to provide such information to Participant Banks or Assignees and prospective Participant Banks or Assignees; provided that such parties listed in this Subsection (d) shall have agreed in writing to be bound by the within limitations. Notwithstanding the foregoing, any such information supplied to a Bank, a Participant Bank or an Assignee under the Loan Documents shall cease to be Confidential Information if it is or becomes known to such Bank, Participant Bank or Assignee by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

       SECTION 9.15. WAIVER OF TRIAL BY JURY. EACH OF THE GUARANTORS, THE BORROWER, EACH BANK AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE NOTES AND/OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER SHALL EXTEND TO ANY COUNTERCLAIMS, CROSSCLAIMS OR THIRD PARTY COMPLAINTS.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Address and Telecopier Nos.

  BALLY'S PARK PLACE, INC.,     Park Place and the Boardwalk
  a New Jersey corporation,     Atlantic City, NJ 08401
                                Telecopier: 609-340-2647

  By_________________________
    Joseph A. D'Amato
    Vice President

  BALLY'S PARK PLACE, INC.,     Park Place and the Boardwalk
  a Delaware corporation,       Atlantic City, NJ 08401
                                Telecopier: 609-340-2647

  By_________________________
    Joseph A. D'Amato
    Vice President

  BALLY'S PARK PLACE REALTY CO., Park Place and the Boardwalk
  a New Jersey corporation,      Atlantic City, NJ 08401
                                 Telecopier: 609-340-2647

  By_________________________
    Joseph A. D'Amato
    Vice President

  MIDLANTIC BANK,               6000 Midlantic Drive
  NATIONAL ASSOCIATION          PO Box 6000
                                Mt. Laurel, NJ 08504-6000
  By_______________________     Telecopier: 609-778-2683
    Peter J. Cahill             Attention: Denise D. Killen
    Senior Vice President

  LASALLE NATIONAL BANK         120 S. LaSalle Street
                                Room 205
                                Chicago, Illinois 60603
  By:________________________   Telecopier: 312-904-6469
     Kristen L. Simko           Attention:  Kristen L. Simko
     Commercial Banking Officer

  FIRST UNION NATIONAL BANK     550 Broad Street
                                Newark, N.J.  07102
                                Telecopier: 201-565-6681
  By:_________________________  Attention: Robert K. Strunk, II
     Patrick McGovern
       Vice President
                          SCHEDULE A

                        CERTAIN LIENS

            The Liens listed in Scedule B of the Pro Forma Policy, Appl. No. F-39165 and encumbrances as issued by First American Title Insurance Company and delivered to the Agent on the Closing Date.

                        SCHEDULE 3.05

                          LITIGATION

            The New Jersey Casino Control commission has scheduled a hearing on the renewal of the casino license of the Borrower in June of 1996. A ruling is expected on that date which would extend the license for the four-year renewal term specified by statute through June of 2000.

                        SCHEDULE 3.06


           INDEBTEDNESS AND CONTINGENT LIABILITIES

  1.  Guaranty of Employment Agreement               $20,000,000


  2.   Guaranty of obligations of Bally's Casino,
       Inc. to the holders of certain shares of
       Preferred Stock of Bally's Casino, Inc.       $10,000,000

                        SCHEDULE 3.16

                    ENVIRONMENTAL MATTERS

                             NONE

                        SCHEDULE 3.17

                   BURDENSOME RESTRICTIONS

  1. Indenture dated as of March 8, 1994 among Bally's Park Place Funding, Inc., a Delaware corporation ("Funding"), Bally's Park Place, Inc., a Delaware corporation ("Bally's Park Place"), Bally's Park Place, Inc., a New Jersey corporation ("Operating Co."), Bally's Park Place Realty Co., a New Jersey corporation ("Realty Co.") and First Bank National Association, as trustee ("First Bank").

  2. Mortgage and Security Agreement with Assignment of Rents dated as of March 8, 1994 among Operating Co., Realty Co., Funding and First Bank.

  3. Intercreditor Agreement dated as of March 8, 1994 among First Fidelity Bank, National Association and Midlantic National Bank, Bally's Park Place, Realty Co., Funding and First Bank.

  4. Assignment of Leases and Rents dated as of March 8, 1994 among Operating Co., Realty Co. and First Bank.

  5. Promissory Note dated March 8, 1994 in the original principal amount of $425,000,000 made by Operating Co. in favor of Funding.

  6. Note Pledge Agreement dated as of March 8, 1994 among Funding, Operating Co. and First Bank.

                        SCHEDULE 3.21A

                       LABOR CONTRACTS

  1. Agreement between Bally's Park Place, Inc. and Local 54 of the International Union of Hotel Employees and Restaurant Employees (hotel and restaurant employees) dated 09/15/94.

  2. Agreement between Bally's Park Place, Inc. and Local 68 of the International Union of Operating Engineers (plumbers and electricians) dated 04/30/92.

  3. Agreement between Bally's Park Place, Inc. and Local 711 of the Painters' District Council dated 04/30/92.

  4. Agreement between Bally's Park Place, Inc. and Local 917 of the International Alliance of Theatrical State Employees and Motion Picture Machine Operators of the United States and Canada (stage hands) and Local 68A of the International Union of Operating Engineers (communications and electronic technicians) dated 02/01/92.

  5. Agreement between Bally's Park Place, Inc. and Local 623 of the Carpenters' District Council of South Jersey (carpenters) dated 04/30/92.


  6. Agreement between Bally's Park Place, Inc. and Local Union 277 of the National Brotherhood of Painters and Allied Trades (painters) dated 04/30/92.

                        SCHEDULE 3.21B

                        LABOR DISPUTES

                             NONE

                        SCHEDULE 3.25

                     RESTRICTED PAYMENTS

  November 30, 1995   $8,100,000 (Dividend by Borrower to Bally's Casino
  Holdings, Inc.)

                        SCHEDULE 5.06

                         SUBSIDIARIES



       Bally's Park Place, Inc. (DE)





                                               Bally's Park Place
                                                 Funding, Inc. (DE




       Bally's Park Place, Inc. (NJ)








    B.W. Realty Corp. (NJ)    Bally's Park Place    Bally Warwick,
                                Realty Co. (NJ)       Inc. (NJ)


                        SCHEDULE 5.09

                 TRANSACTIONS WITH AFFILIATES

                 SEE SCHEDULES 3.06 AND 5.10

                        SCHEDULE 5.10

                       LONG TERM LEASES

     Leases existing on the date hereof with GNOC, Corp.*
  * Portion of lease to be replaced with Ground Lease to be entered into between Borrower and GNOC, Corp. for Lot 125, Block C26.

                       Exhibit 2.02(a)

                Form of Borrowing Notification

                    BORROWING NOTIFICATION

       With respect to the Amended and Restated Credit and Guaranty Agreement dated February 27, 1996 (the "Credit Agreement"), among the Bally's Park Place, Inc., a New Jersey corporation, as borrower; Bally's Park Place, Inc., a Delaware corporation and Bally's Park Place Realty, Inc. as guarantors; First Union National Bank as lender and agent, and Midlantic National Bank and LaSalle National Bank as lenders, the undersigned hereby requests that the Bank advance funds as follows:

  1.   Facility under which request is made:        __  Tranche A
                                                    __  Tranche B
  2.   Aggregate amount of loans presently
       outstanding under selected facility:           $____________

  3.   Letter of Credit Obligations                   $____________

  4.   Indebtedness to GNOC                           $____________

  5.   Availability

       Tranche A - $50,000,000 minus the sum of the amounts opposite 2, 3 and
  4

       Tranche B - $15,000,000 minus the amount opposite 2

                                                      $____________

  6.   Amount of requested loan:                      $____________

  7.   Date of loan:                           ____________________

  8.   Type of Loan:            ___ Prime Rate
                                ___ LIBOR

  9.   LIBO Interest Period:    ___ Not Applicable
                                ___ one month
                                ___ two months
                                ___ three months

  10.  Use of Proceeds:    ___ Deposit to Account #____________
                           ___ Use to repay maturing LIBOR Loan

  Bally's Park Place, Inc.,
    a New Jersey corporation

                       Exhibit 2.03(a)

                    Form of Tranche A Note

          THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY INTEREST IN THIS NOTE OR OF ANY PARTICIPATION IN THE LOANS THIS NOTE EVIDENCES IS CONDITIONAL AND SHALL BE INEFFECTIVE IF THE NEW JERSEY CASINO CONTROL COMMISSION DISAPPROVES.

                        TRANCHE A NOTE

  $amount                                                     date

       Bally's Park Place, Inc., a corporation organized under the laws of the State of New Jersey (the "Borrower"), for value received, hereby promises to pay to the order of ________ (the "Bank") on December 31, 1998, in lawful money of the United States of America and in immediately available funds, the principal sum of ____ or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Tranche A Note, payable on the dates and at the rate provided for in the Amended and Restated Credit and Guaranty Agreement of even date by and among the Borrower, First Union National Bank, Midlantic Bank, National Association, LaSalle National Bank, Bally's Park Place, Inc., a Delaware Corporation, and Bally's Park Place Realty Corp., a New Jersey Corporation, as the same may be amended from time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

       The holder of this Tranche A Note is authorized to record in its books and records, pursuant to Section 2.03 of the Agreement, the date and principal amount of each Tranche A Loan made by the Bank, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the Bank to make such recordation shall not affect the obligations of the Borrower hereunder or under the Agreement. The aggregate unpaid principal amount of all Tranche A Loans set forth in such schedule shall be presumptive evidence of the principal amount owing and unpaid on this Tranche A Note.

       This Tranche A Note is one of the Tranche A Notes referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Tranche A Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.

       Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Tranche A Note are hereby waived.

       Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche A Note may, pursuant to
  Section 6.03 of the Agreement, be declared to be immediately due and payable, all as provided in the Agreement.

       This Tranche A Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New Jersey.

       This Tranche A Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Section 9.01 of the Agreement.

                                           Bally's Park Place, Inc.,
                                          a New Jersey corporation
                                          By:Exhibit - do not sign
                                          Joseph A. D'Amato
                                            Vice President

                       Exhibit 2.03(b)

                    Form of Tranche B Note

       THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY INTEREST IN THIS NOTE OR OF ANY PARTICIPATION IN THE LOANS THIS NOTE EVIDENCES IS CONDITIONAL AND SHALL BE INEFFECTIVE IF THE NEW JERSEY CASINO CONTROL COMMISSION DISAPPROVES.

                        TRANCHE B NOTE

  $amount                                                   date

       Bally's Park Place, Inc., a corporation organized under the laws of the State of New Jersey (the "Borrower"), for value received, hereby promises to pay to the order of _____ (the "Bank") on December 31, 1998, in lawful money of the United States of America and in immediately available funds, the principal sum of ______ or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Tranche B Note, payable on the dates and at the rate provided for in the Amended and Restated Credit and Guaranty Agreement of even date by and among the Borrower, First Union National Bank, Midlantic Bank, National Association, LaSalle National Bank, Bally's Park Place, Inc., a Delaware Corporation, and Bally's Park Place Realty Corp., a New Jersey Corporation, as the same may be amended from time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

       The holder of this Tranche B Note is authorized to record in its books and records, pursuant to Section 2.03 of the Agreement, the date and principal amount of each Tranche B Loan made by the Bank, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the Bank to make such recordation shall not affect the obligations of the Borrower hereunder or under the Agreement. The aggregate unpaid principal amount of all Tranche B Loans set forth in such schedule shall be presumptive evidence of the principal amount owing and unpaid on this Tranche B Note.

       This Tranche B Note is one of the Tranche B Notes referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Tranche B Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.

       Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Tranche B Note are hereby waived.

       Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche B Note may, pursuant to
  Section 6.03 of the Agreement, be declared to be immediately due and payable, all as provided in the Agreement.

       This Tranche B Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New Jersey.

       This Tranche B Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Section 9.01 of the Agreement.

                                          Bally's Park Place, Inc.,
                                          a New Jersey corporation
                                          By:Exhibit - do not sign
                                          Joseph A. D'Amato
                                            Vice President

                      Exhibit 4.04(c)-1

         Form of Accountant's compliance certificate

  Board of Directors
  Bally's Park Place, Inc.

  We have audited, in accordance with generally accepted auditing standards, the balance sheet of Bally's Park Place, Inc. as of insert date, and the related statements of income, stockholder's equity, and cash flows for the year then ended, and have issued our report thereon dated insert date.

  In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Article VI of the Amended and Restated Credit and Guaranty Agreement between First Union National Bank, Midlantic Bank, National Association, LaSalle National Bank (the "Banks") and Bally's Park Place, Inc. dated February 27, 1996 insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

  This report is intended solely for the use of the Company and the Banks and should not be used for any other purpose.

                      Exhibit 4.04(c)-2

             Form of Accountant's reliance letter

  date

  Insert name of Bank

  Dear Mr. Goldberg:

  name of accountant has been engaged to conduct an audit, in accordance with generally accepted auditing standards, of the consolidated financial statements for the year ended <insert date> of Bally's Park Place, Inc. (the "Company") for the primary purpose of expressing an opinion on whether the consolidated financial statements present fairly its financial position at
  <insert date> and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Our audit of the Company's <insert> financial statements was being made for the purpose stated above, and has not been planned or conducted for the benefit of First Union National Bank, Midlantic Bank, National Association and LaSalle National Bank (the "Banks") or in contemplation of the Banks' ongoing credit decisions related to the Amended and Restated Credit and guaranty Agreement dated February 27, 1996 between the Company and the Banks (the "Agreement"). Therefore, items of possible interest to the Banks may not be specifically addressed.

  We acknowledge, however, that the Company plans to provide to the Banks with a copy of the consolidated financial statements referred to above and of our report thereon dated <insert>, that the Banks intend to use the audited consolidated financial statements as part of their ongoing credit decisions related to the Agreement, and that the Company has knowledge of such intended reliance.

  In providing this letter, we advise both you and the Banks of the following. The financial statements are the representations of management of the Company, and management has the responsibility for adopting sound accounting policies, for maintaining an adequate and effective system of accounts, for safeguarding the assets, and for devising adequate internal control structure. Because there are inherent limitations involved in any audit that is intended to express an opinion on the fairness of the presentation of the financial statements being reported on, an auditor's report is never intended to be a warranty or guaranty of any sort, but rather is an opinion, arrived at in accordance with recognized professional standards, whether the financial statements as a whole present fairly, in all material respects, in conformity with generally accepted accounting principles, the Company's financial position as of the balance sheet date and the results of its operations and its cash flows for the period then ended. Our use of professional judgment and our assessment of materiality for the purpose of our work mean that matters may have existed that would have been assessed differently by others, including the Banks, in connection with the ongoing credit decisions related to the Agreement. Our audit should not be taken to supplant the inquiries and procedures that the Banks should undertake for the purpose of satisfying itself of the Company's credit worthiness or compliance with the provisions of the Agreement referred to above. In addition, we will perform no procedures subsequent to the date of our report to update our report or the financial statements.

  Our opinion should never be mistaken as authorization or approval for a credit decision. A lender's credit decision should be based not only on the borrower's financial statements, but also on the lender's exercise of reasonable due diligence with respect to many other factors, some of which are internal and some of which are external to the borrower. Moreover, a lender needs to monitor those factors on a on-going basis and not rely solely on a once-a-year report by an auditor on the historical financial statements of the borrower. We wish to emphasize, therefore, that any lender would be remiss in placing its reliance solely upon our report in making its ongoing credit decisions with respect to the Agreement and that it is our understanding that the Banks are not relying solely on the financial statements audited by insert name of accountant in connection with the ongoing credit decisions related to the Agreement.

                                             Very truly yours,

                       Exhibit 4.04(e)

           Form of Quarterly Compliance Certificate


                    OFFICER'S CERTIFICATE

       I, insert, being the Vice President-Finance & Administration of Bally's Park Place, Inc., a New Jersey corporation (the "Company"), hereby certify, pursuant to Section 7.02 of the Amended and Restated Credit and Guaranty Agreement (the "Agreement") dated as of February 27, 1996 among the Company, First Union National Bank, Midlantic Bank. N.A. and LaSalle National Bank as follows:

       1. The accompanying schedules accurately reflect the calculations of the financial tests contained in Section 4.01, 4.02, 4.03, 4.04 and 5.01 of the Agreement.

       2. I have no knowledge that an Event of Default (as such term is defined in the Agreement) has occurred or that any event has occurred that with the passage of time or giving of notice or both would, if unremedied, be an Event of Default.

       The statements set forth herein above are true, correct and complete to the best of my knowledge and belief.

  Dated:



  ___________________________________
  insert
  Vice President-Finance & Administration

BALLY'S PARK PLACE, NJ
  Affirmative Covenants - Line of Credit
  Period ended:

  SECTION 4.01 CONSOLIDATED NET WORTH

       [show calculations]


  SECTION 4.02 CONSOLIDATED INTEREST COVERAGE RATIO

       [show calculations]


  SECTION 4.03 CONSOLIDATED FUNDED DEBT RATIO

         [show calculations]








      AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT



                         by and among





            BALLY'S PARK PLACE, INC., a New Jersey
                 Corporation, as Borrower, and

     BALLY'S PARK PLACE, INC. a Delaware Corporation, and
         BALLY'S PARK PLACE REALTY CO. as Guarantors,


                              and


                  FIRST UNION NATIONAL BANK,
           MIDLANTIC BANK, NATIONAL ASSOCIATION and
             LASALLE NATIONAL BANK, as Banks, and


             FIRST UNION NATIONAL BANK, as Agent.








            Dated: February 27, 1996

                      TABLE OF CONTENTS



                                                             Page


  ARTICLE I -- DEFINITIONS AND ACCOUNTING TERMS. . . . . .  2

       SECTION 1.01 Certain Defined Terms. . . . . . . . .  2
       SECTION 1.02 Other Definitional Provisions. . . . . 17


  ARTICLE II -- THE CREDITS. . . . . . . . . . . . . . . . 18

     SECTION 2.01   The Credits; Letters of Credit              18
     SECTION 2.02   Notices of Borrowing; Requests for
                    Letter of Letters of Credit                 19
     SECTION 2.03   The Notes                                   20
     SECTION 2.04   Fees                                        20
     SECTION 2.05   Repayment and Conversion of Loans           21
     SECTION 2.06   Termination or Reduction of the Commitments 22
     SECTION 2.07   Interest                                    22
     SECTION 2.08   Payments                                    22
     SECTION 2.09   The Letters of Credit                       23
     SECTION 2.10   Reimbursement to Banks for Cost
                    Increases Imposed By Law                    24
     SECTION 2.11   Mandatory Repayments                        25
     SECTION 2.12   Special Provisions for LIBO Rate Loans      25
     SECTION 2.13   Taxes Related to Agreement                  27
     SECTION 2.14   Conditions Precedent to Loans               28


  ARTICLE III -- REPRESENTATIONS AND WARRANTIES                 29

     SECTION 3.01   Existence                                   29
     SECTION 3.02   Authorization; No Legal Bar; No Default     29
     SECTION 3.03   Validity of the Loan Documents              29
     SECTION 3.04   Financial Information                       29
     SECTION 3.05   Litigation                                  30
     SECTION 3.06   Disclosure of Indebtedness and
                     Contingent Liabilities                     30
     SECTION 3.07   Taxes                                       30
     SECTION 3.08   Liens                                       30
     SECTION 3.09   Consents                                    31
     SECTION 3.10   ERISA                                       31
     SECTION 3.11   Ownership of Borrower                       31
     SECTION 3.12   Ownership of Guarantor                      31
     SECTION 3.13   Gaming Licenses                             31
     SECTION 3.14   Margin Stock                                31
     SECTION 3.15   Stock as Collateral                         31
     SECTION 3.16   Environmental Matters                       31
     SECTION 3.17   Burdensome Restrictions                     32
     SECTION 3.18   Projections; Budgets                        32
     SECTION 3.19   Compliance with Laws                        32
     SECTION 3.20   Intellectual Property                       32
     SECTION 3.21   Labor Matters                               33
     SECTION 3.22   Brokerage Commissions                       33
     SECTION 3.23   Investment Company Act                      33
     SECTION 3.24   Intangible Assets                           33
     SECTION 3.25   Restricted Payments                         34


  ARTICLE IV -- AFFIRMATIVE COVENANTS                           35

     SECTION 4.01   Consolidated Net Worth                      35
     SECTION 4.02   Consolidated Interest Coverage Ratio        35
     SECTION 4.03   Consolidated Funded Debt Ratio              35
     SECTION 4.04   Financial and Other Information             35
     SECTION 4.05   Reports                                     36
     SECTION 4.06   Insurance                                   37
     SECTION 4.07   Taxes                                       38
     SECTION 4.08   Compliance with Laws                        38
     SECTION 4.09   Inspection of Property; Books
                        Records; Discussions                    38
     SECTION 4.10   ERISA                                       39
     SECTION 4.11   Preservation of Corporate Existence, Etc.   39
     SECTION 4.12   Maintaining Ownership of Properties         39
     SECTION 4.13   Maintenance of Licenses, Permits, etc.      39
     SECTION 4.14   Further Assurances                          39
     SECTION 4.15   Use of Proceeds                             40


  ARTICLE V -- NEGATIVE COVENANTS                               41

     SECTION 5.01   Limitation on Restricted Payments           41
     SECTION 5.02   Limitation on Liens                         41
     SECTION 5.03   Limitation on Indebtedness                  41
     SECTION 5.04   Limitation on Investments                   41
     SECTION 5.05   Limitation on Contingent Liabilities        41
     SECTION 5.06   Limitation on Mergers; Sale of Assets       41
     SECTION 5.07   Limitation on Change of Nature of Business  42
     SECTION 5.08   Regulation U                                42
     SECTION 5.09   Transactions with Affiliates                42
     SECTION 5.10   Limitation on Long-Term Leases;
                        Sale and Lease-Back Transactions        42
     SECTION 5.11   Amendment of Articles of
                        Incorporation or By-Laws                42
     SECTION 5.12   ERISA                                       42
     SECTION 5.13   Maintenance of Property                     43
     SECTION 5.14   Amendment to Indenture                      43
     SECTION 5.15   No Additional Intangible Assets             43


  ARTICLE VI -- DEFAULT AND REMEDIES                            44

     SECTION 6.01   Events of Default                           44
     SECTION 6.02   Suspension of Commitment                    46
     SECTION 6.03   Termination of Commitments; Acceleration    46
     SECTION 6.04   Default Rate of Interest                    47
     SECTION 6.05   Remedies Not Exclusive                      47
     SECTION 6.06   Set-Off                                     47
     SECTION 6.07   Rights Under Loan Documents                 47


  ARTICLE VII -- GUARANTY                                       48

     SECTION 7.01   The Guaranteed Obligations                  48
     SECTION 7.02   Further Undertakings                        48
     SECTION 7.03   Liabilities Not Affected                    51
     SECTION 7.04   SUBROGATION AND CONTRIBUTION                52


  ARTICLE VIII -- AGENT                                         53

     SECTION 8.01   Appointment and Authorization               53
     SECTION 8.02   General Immunity                            53
     SECTION 8.03   Delegation of Duties; Consultation
                       with Counsel                             53
     SECTION 8.04   Documents                                   53
     SECTION 8.05   Rights as a Bank                            53
     SECTION 8.06   Responsibility of Agent                     54
     SECTION 8.07   Action by Agent                             54
     SECTION 8.08   Notices of Event of Default, Etc            54
     SECTION 8.09   Indemnification                             54
     SECTION 8.10   Non-Reliance on Agent and Other Banks       55
     SECTION 8.11   Successor Agent                             55
     SECTION 8.12   No Benefit                                  56


  ARTICLE IX -- MISCELLANEOUS                                   57

     SECTION 9.01   Amendment or Waiver                         57
     SECTION 9.02   Indemnification                             58
     SECTION 9.03   Notices                                     58
     SECTION 9.04   Costs and Expenses                          59
     SECTION 9.05   Obligations Several                         59
     SECTION 9.06   Counterparts                                59
     SECTION 9.07   Assignments                                 59
     SECTION 9.08   Participations                              60
     SECTION 9.09   Disproportionate Payments                   60
     SECTION 9.10   Waiver of Right to Punitive Damages         61
     SECTION 9.11   Governing Law                               61
     SECTION 9.12   Headings                                    61
     SECTION 9.13   Severability                                61
     SECTION 9.14   Confidential Information                    61
     SECTION 9.15   WAIVER OF TRIAL BY JURY                     62

  SCHEUDLES AND EXHIBITS

     SCHEDULE A         CERTAIN LIENS                           64
     SCHEDULE 3.05      LITIGATION                              64
     SCHEDULE 3.06      INDEBTEDNESS AND CONTINGENT LIABILITIES 64
     SCHEDULE 3.16      ENVIRONMENTAL MATTERS                   64
     SCHEDULE 3.17      BURDENSOME RESTRICTIONS                 64
     SCHEDULE 3.21A     LABOR CONTRACTS                         65
     SCHEDULE 3.21B     LABOR DISPUTES                          65
     SCHEDULE 3.25      RESTRICTED PAYMENTS                     65
     SCHEDULE 5.06      SUBSIDIARIES                            66
     SCHEDULE 5.09      TRANSACTIONS WITH AFFILIATES            66
     SCHEDULE 5.10      LONG TERM LEASES                        66
     Exhibit 2.02(a)    Form of Borrowing Notification          67
     Exhibit 2.03(a)    Form of Tranche A Note                  68
     Exhibit 2.03(b)    Form of Tranche B Note                  70
     Exhibit 4.04(c)-1  Form of Accountant's
                             compliance certificate             72
     Exhibit 4.04(c)-2  Form of Accountant's reliance letter    73
     Exhibit 4.04(e)    Form of Quarterly Compliance Certificate75
     SECTION 4.01       CONSOLIDATED NET WORTH                  76
     SECTION 4.02       CONSOLIDATED INTEREST COVERAGE RATIO    76
     SECTION 4.03       CONSOLIDATED FUNDED DEBT RATIO          76